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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 23, 2014

Preliminary Prospectus Supplement to Prospectus, Dated April 15, 2014

Filed Pursuant to Rule 424(b)(5)
File No. 333-191031

Yingli Green Energy Holding Company Limited

25,000,000 American Depositary Shares

Representing 25,000,000 Ordinary Shares

        This is a public offering of American depositary shares, or ADSs, of Yingli Green Energy Holding Company Limited. We are offering 25,000,000 ADSs. Each ADS represents one ordinary share, par value US$0.01 per share. The ADSs are evidenced by American depositary receipts, or ADRs. Our ADSs are listed on the New York Stock Exchange under the symbol "YGE." On April 22, 2014, the last reported trading price for our ADSs was US$4.51 per ADS.

        Investing in our ADSs involves risks. See "Risk Factors" beginning on page S-12 and in the documents incorporated by reference in this prospectus supplement for risks you should consider before investing in our ADSs.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per ADS	Total

Public offering price	US$	US$

Underwriting discounts and commissions	US$	US$

Proceeds, before expenses, to us	US$	US$

        The underwriters have an option to purchase up to 3,750,000 additional ADSs from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments within 30 days of the date of this prospectus supplement.

        The underwriters expect to deliver the ADSs evidenced by the ADRs against payment in U.S. dollars in New York, New York on or about                           , 2014.

Joint Bookrunners

Deutsche Bank Securities	Goldman Sachs (Asia) L.L.C.

Co-Manager

HSBC

The date of this prospectus supplement is                           , 2014

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our ADSs. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other information. The second part consists of the accompanying prospectus, which gives more general information, some of which may not be applicable to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in the sections entitled "Where You Can Find More Information about Us" and "Incorporation of Documents by Reference."

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should not consider any information included in this prospectus supplement and the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the ADSs offered by this prospectus supplement and the accompanying prospectus.

S-ii

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary contains information about us and the offering. It may not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of us and the offering, we urge you to read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section and the documents incorporated by reference, including our financial statements and the notes to those statements contained in such documents.

 Overview

        We are the largest vertically integrated photovoltaic, or PV, module supplier in the world in terms of shipment in 2013 based on public information. As of the date of this prospectus supplement, we have an annual nameplate capacity of 2,450 megawatts covering most of the PV industry value chain from ingot casting and wafering through PV cell production and PV module assembly. As a result of our efforts in continuous technology innovations at all levels of our operation and progressive equipment upgrade, our overall actual manufacturing utilization rate was able to exceed 100% as of the date of this prospectus supplement based on various conditions, such as market demand and our inventory. We believe that our actual annual manufacturing capacity for PV modules can reach approximately 4,000 megawatts for 2014. Our current products and services substantially cover the entire PV industry value chain, ranging from crystalline polysilicon ingots and wafers, PV cells and PV modules to manufacture and installation of PV systems, and starting from 2012, to development and operation of solar projects. We believe we are one of the largest PV companies in the world to have adopted a vertically integrated business model. Our end-products include PV modules and PV systems with different sizes and power outputs. We sell PV modules under our own brand names, Yingli and Yingli Solar, to PV system integrators and distributors around the world, including in China, the United States, Germany, Greece, Spain, Italy, France, India, Japan, the Netherlands, the United Kingdom, Israel, South Korea and Belgium.

        We started solar project development and operation business on a small scale in China in 2012 and leveraged our experience in PV system installation to quickly build up a solid pipeline of solar projects. As of the date of this prospectus supplement, we have a pipeline of solar projects of approximately one gigawatt in capacity in different approval stages in China and utility-scale solar projects of 200 megawatts in capacity outside of China. We are considering various strategies to further develop downstream businesses, including selling self-developed solar projects to third parties upon completion, retaining and operating self-developed solar projects, forming joint ventures with third parties to develop and operate solar projects, and providing engineering, procurement and construction, or EPC services, to third parties. In April 2014, we entered into a cooperation agreement with Shanghai Sailing Capital Management Co., Ltd., the manager of Shanghai Sailing Capital Investment Fund affiliated with Sailing Capital International Fund, to jointly invest in a renewable energy fund, or the Sailing Yingli fund, to invest in downstream solar energy projects in China. According to the cooperation agreement, the Sailing Yingli fund will have an initial size of approximately RMB1 billion of which we will contribute approximately RMB510 million which will be paid in several installments. The Sailing Yingli fund is expected to primarily invest in our solar PV projects through various portfolios, and both parties will take an active role in the management of the Sailing Yingli fund.

        To strengthen our leadership position in our existing markets and to establish our presence in emerging markets, we regularly sponsor popular spectator sports, including both the 2014 FIFA World CupTM in Brazil and the 2010 FIFA World CupTM in South Africa. We were the first official renewable energy partner of U.S. Soccer and an Official Premium Partner of FC Bayern München, one of the most successful and popular football clubs in the world. We believe that these sponsorship activities have helped us effectively build our brand and expand our market share in the global PV market.

        Our shipment, including PV modules and PV systems, was 1,603.8 megawatts, 2,297.1 megawatts and 3,234.3 megawatts in 2011, 2012 and 2013, respectively. Our total net revenues during these periods were RMB14,678.0 million, RMB11,391.9 million and RMB13,418.1 million (US$2,216.5 million), respectively. We recorded RMB2,449.7 million of gross profit, RMB368.8 million of gross loss and RMB1,458.9 million (US$241.0 million) of gross profit in 2011, 2012 and 2013, respectively, and recorded net loss attributable to Yingli Green Energy of RMB3,208.9 million, RMB3,064.4 million and RMB1,944.4 million (US$321.2 million), respectively, during these periods.

Our Competitive Strengths

        We believe that the following competitive strengths have contributed to our leading position in the global PV market:

Vertically Integrated Business Model

        We are the largest vertically integrated PV module supplier in the world in terms of shipment in 2013 based on public information. Our current products and services substantially cover the entire PV industry value chain, ranging from crystalline polysilicon ingots and wafers, PV cells and PV modules to manufacture and installation of PV systems, and development and operation of solar projects. As of the date of this prospectus supplement, we have an annual nameplate capacity of 2,450 megawatts covering most of the PV industry value chain from ingot casting and wafering through PV cell production and PV module assembly. We also have a robust downstream pipeline. As of the date of this prospectus supplement, we have a pipeline of solar projects of approximately one gigawatt in capacity in different approval stages across ten provinces in China and utility-scale solar projects of 200 megawatts in capacity outside of China. We expect to complete construction of 400 megawatts to 600 megawatts of solar projects in China in 2014. We are well positioned in our expansion into the downstream business due to our large manufacturing capacity, cost leadership and deep industry connection. We adopt a versatile business model for our downstream business and have designed creative forms of cooperation with various third parties, including partnerships with several established state-owned enterprises in China, allowing us to expand our downstream business without significant capital outlay.

        We believe that our vertically integrated business model allows us to capture margins at every stage of the PV product value chain, streamline the manufacturing process to reduce and control costs, monitor quality through controlling operations at all stages along the production process, and enhance our ability to further expand into downstream business.

Proven Track Record of Cost Reduction

        As a globally leading manufacturer of crystalline polysilicon PV products, we have focused on reducing production costs, including both the non-silicon processing costs and the silicon cost, throughout our production process. We believe that our vertically integrated business model also offers us an advantage in cost reduction over our competitors that depend on third parties to source core product components. We have been taking various initiatives to improve manufacturing process, implement effective procurement and inventory management and improve utilization rate. Through years of efforts, we have achieved continuous cost reduction in our manufacturing process and have established a competitive cost structure. Our overall non-silicon costs decreased from US$0.57 per watt in the first quarter of 2012 to US$0.42 per watt in the fourth quarter of 2013. Over the same period, our overall silicon cost decreased from US$0.30 per watt to US$0.09 per watt. We believe that efficient cost reduction is one of the core strengths that have enabled us to compete effectively and strengthen our leading position in the PV industry.

Geographically Diversified Markets with Strong Growth Opportunities

        The global PV market has demonstrated a growing trend of geographic diversification in recent years. To adapt to this industry trend, we have made significant progress in expanding the geographical reach of our products to all of the world's major PV markets. By gradually shifting our prior Europe-centered marketing focus, we are able to capture the strong growth opportunities in important PV markets such as China, the United States and Japan. Geographic diversification also reduces our reliance on any single market and helps us further solidify our leading position in the industry. We have established sales offices globally, including in Europe, the United States, South America, Japan, Australia and North Africa. As a result of this strategy, we have been able to both increase our PV module shipments and expand the geographic markets of our products. In 2013, 30.1% of our net revenues were derived from Europe, 33.9% from China, 21.7% from the United States and 7.2% from Japan, compared to 60.3%, 23.3%, 14.1% and 0.7%, respectively, from these markets in 2012. We are now selling our PV modules to more than 50 countries and regions, compared to 16 in 2010.

Global Brand Recognition

        We believe our brand "Yingli Solar" is among the most reputable PV brands globally and enjoys a premium brand image associated with strong pricing power among China-based PV manufacturers. To enhance brand recognition among customers in our existing markets and expand our presence in emerging PV markets, we regularly sponsor popular spectator sports. We are an official sponsor of the 2014 FIFA World CupTM in Brazil. We were also an official sponsor of the 2010 FIFA World CupTM in South Africa. In August 2011, we became the first official renewable energy partner of U.S. Soccer. In January 2011, we became an Official Premium Partner of FC Bayern München, one of the most successful and popular football clubs in the world. We believe that these sponsorship activities have helped us effectively build our brand and expand our market share in the global PV market. We also became the first China-based company and the first PV manufacturer to join World Wildlife Fund's long-running Climate Savers programme in January 2013. In addition, we have built a well-recognized brand image by manufacturing and selling products of consistent and high quality. We have received many types of highest-standard international certifications for our products in all of our important markets. Our PV products sold in Europe are all TÜV certified, in North America are UL certified and in Japan are all JET certified. We have established solid business relationships with industry-leading customers, including Recurrent Energy, LLC, Kingspan Ltd., Goldbeck Solar GmbH, Flour Enterprises, Inc., IBC Solar AG, Iberdrola, S.A. and China Power Investment Corporation. In a survey conducted by EuPD Research in 2012, a leading market intelligence company in the sustainable business section, "Yingli Solar" was recognized as the No. 3 most recognized brand among PV products globally.

Strong Research and Development Capabilities

        We focus our research and development efforts on improving the quality and conversion efficiency of PV cells and PV modules, reducing production costs and improving operating efficiency. As of December 31, 2013, we have a team of more than 1,000 technical personnel globally, and have three research and development centers located in China, the United States and Spain, respectively. We have been granted 698 patents and are applying for 342 patents as of the date of this prospectus supplement for a wide range of proprietary technologies, many of which are related to our manufacturing processes. Driven by focused research and development efforts, the conversion efficiency rate of our multicrystalline PV cells on commercial production lines increased from 17.0% by the end of 2011 to 17.6% by the end of 2013. The average conversion efficiency rate of our monocrystalline PANDA PV cells on commercial production lines, the next-generation high efficiency monocrystalline PV cells we commenced manufacturing in 2009, increased from 18.8% by the end of 2011 to 19.7% by the end of 2013. We currently have 600 megawatts of annual PANDA production capacity for each of monocrystalline ingots and wafers, cells and modules. We target to achieve an average conversion efficiency rate of 19.0% for our multicrystalline PV cells and 23.0% for our monocrystalline PANDA PV cells on commercial production lines by the end of 2020. In addition, through advancement of manufacturing technologies, we have been able to expand our actual production capacity for PV modules substantially above the nameplate capacity without incurring significant incremental capital expenditure, which has helped us better meet increasing customer demand and expand our market share.

Experienced and Stable Management Team

        We have an experienced and stable management team with strong operational experience and proven execution capabilities. Our management team consists of members with extensive experience in manufacturing, new energy, finance and accounting. Mr. Liansheng Miao, our founder, chairman of the board of directors and chief executive officer, has over 27 years of senior leadership experience in the PV and other manufacturing businesses. Mr. Yiyu Wang, our chief financial officer, had ten years of auditing experience with PricewaterhouseCoopers before he joined us in 2006. Mr. Zongwei Li, our director, vice president and chief strategic officer, had 12 years of auditing experience with PricewaterhouseCoopers before he joined us in 2006. Mr. Xiangdong Wang, a director and our vice president, has over nine years of experience in the accounting field. Mr. Zhiheng Zhao, our vice president, has over 22 years of experience in electricity transformer manufacturing, having served in various managerial capacities with different electricity transformer manufacturers. Mr. Jingfeng Xiong, our vice president and chief cultural officer, joined us in 2000 and had over 15 years of experience serving in various departments within our company. Mr. Xiaoqiang Zheng, our vice president and chief operating officer, joined us in 2000 and had over 15 years of experience serving in various departments within our company. Dr. Dengyuan Song, our chief technology officer, who joined us in 2009, had over 29 years of experience in the PV industry and previously worked at the University of New South Wales on research and development of solar cells and silicon materials. Ms. Qing Miao, our vice president of corporate communications, had work experience with Tom Online before joining us in 2005. Mr. Robert Petrina, our vice president of sales and managing director of the Americas, had work experience with General Electric and Astropower before joining us in 2007. Mr. Darren Thompson, our vice president of sales and managing director of Europe, had work experience with Shell and Rolls Royce before joining us in 2007. The core members of our management team have been with us for more than eight years on average. With their long-term dedication, our management team has developed a deep understanding of the trends and developments of the global PV market and all aspects of our business operation, which we believe has significantly contributed to our past success and will lead to our future growth.

Our Strategies

        In order to further strengthen our leading position in the global PV market and achieve the long-term goal of becoming an integrated PV solution provider, we intend to pursue the following strategies:

Further Expand into Solution-oriented Downstream Business

        We aspire to become a leading vertically integrated PV solution provider in the future. We believe downstream PV business offers significant growth opportunities, stable cash flows and attractive returns. We plan to leverage our experience in PV system installation and our deep connection in the China solar industry to grow our downstream business. China is the largest electricity consumer in the world. The National Energy Administration in China has recently set the target for PV installation at 14 gigawatts for 2014. Since June 2013, the Chinese government has launched various favorable policies to foster the PV industry, including setting a target of 35 gigawatts of PV cumulative installation by the end of 2015. We plan to focus primarily in China where we have rich knowledge of local markets and deep connection in the solar industry. We will follow our flexible business development strategies for downstream business and continue to grow our pipeline in an "asset light" model. We plan to cooperate with established independent power producers to develop our EPC business and leverage the industry experience and financial resources of our joint venture partners to develop joint venture solar projects. We also plan to continue to expand our downstream business in emerging markets in the sun-belt regions of Africa, the Middle East, Central and South America.

Strengthen Leading Position in Vertical Integration of Solar Value Chain

        We aim to maintain and strengthen our leading position with the vertically integrated business model. We plan to continue optimizing each stage of the manufacturing process and increase production to achieve greater economies of scale. We will closely monitor the quality of our PV products throughout the whole manufacturing process, and streamline our manufacturing process in a way that enables us to leverage technologies more efficiently. In addition, we plan to achieve flexible production capacity expansion with minimum capital expenditure through continuously improving conversion efficiency of our products and sourcing additional production capacity of PV cells and PV modules from third-party manufacturers.

Enhance Brand Recognition Supported by a Variety of Targeted Marketing Activities

        We believe that further enhancement of our brand recognition in our target markets is critical to our future growth. We intend to promote our brand name by continuing the various sponsorship activities, participating in trade shows and exhibitions, as well as placing advertisements in newspapers and trade magazines. Furthermore, as the market becomes increasingly competitive, we plan to expand our sales and marketing network in the regions with high demand for solar energy. In particular, China has become one of our key markets, and we will devote more resources to leverage our deep understanding of the domestic market and our well-established sales channels in China. We also intend to increase sales in the U.S. market by leveraging the proven track record of the high quality of our PV products and the strong ability to secure material supply agreements for our PV modules. As we see significant growth potential in the Japan market, we plan to establish local sales teams to strengthen cooperation with large Japanese companies, such as XSOL and Rakuten.

Strive for Research and Development Excellence through Continuous Efficiency Improvement and Knowledge Development

        We plan to continue to dedicate an increasing amount of resources and efforts to research and development. We will primarily focus our efforts on improving the conversion efficiency rate of our PV products, lowering production costs and improving product quality. We plan to enhance our collaboration with renowned solar research institutes in the world, such as Energy Research Centre of the Netherlands, a leading solar research center in Europe, Nanyang Technological University (NTU) in Singapore, a fast-rising Asian university, the Chinese Academy of Sciences (CAS), the key force of the China's scientific research system, and the SINTEF, the largest independent research organization in Scandinavia. We will also enhance our collaboration with leading suppliers in the solar industry, such as Tempress Systems, a wholly-owned subsidiary of Amtech Systems, DuPont, the world's largest chemical company, and Rena Gmbh, a world market leader in wet chemical inline and batch processes for solar cell production. Moreover, we will continue to devote research and development efforts to implementing Project PANDA and manufacturing high efficiency monocrystalline PV cells. We plan to leverage various technologies developed in Project PANDA and expand our PANDA production capacity. Furthermore, we plan to increase investment in the research and development of light-weight, highly durable and highly efficient PV modules that allow for easier handling and installation and are more suitable for rooftop systems.

Maintain Competitive Cost Structure through Technical and Operational Improvement

        We believe that continuous improvement of our cost structure is vital to our long-term success. We strive to implement various initiatives to further reduce costs by leveraging our vertically integrated business model and economies of scale. We also intend to optimize our manufacturing process and improve production efficiency by taking advantage of our research and development achievements. Moreover, we will effectively enhance our procurement process and inventory management, with a focus on securing cost-efficient polysilicon raw material supplies. In addition, we plan to improve our capacity utilization rate to further lower our production costs.

Our Challenges

        Our business operations and the successful execution of our strategies are subject to certain risks, uncertainties and challenges, including without limitation those relating to:

  •
  adverse changes in overall economic conditions in our target markets;

  •
  potential reduction in or discontinuation of government subsidies and economic incentives for solar energy applications;

  •
  our ability to obtain additional cash to meet our capital requirements;

  •
  potential adverse effect of our substantial indebtedness on our business, financial condition and ability to meet payment obligations and our ability to comply with various restrictive covenants under loan agreements and obtain additional borrowings when needed;

  •
  our ability to market and sell our products in the global market;

  •
  adverse trade policies imposed by our target markets;

  •
  our ability to secure sufficient low-cost polysilicon and to renegotiate existing long-term polysilicon supply contracts; and

  •
  our ability to maintain large-scale, cost-efficient operation and manage future business expansion.

        Please see "Risk Factors" and other information included in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein for a detailed discussion of these and other risks, uncertainties and challenges.

Corporate Information

        Our principal executive offices are located at No. 3399 Chaoyang North Street, Baoding 071051, Hebei Province, People's Republic of China. Our telephone number at this address is (86 312) 8929-700 and our fax number is (86 312) 8929-800. Our agent for service of process in the United States is Yingli Green Energy Americas, Inc., located at 489 5th Avenue, 9th Floor, New York, New York 10017. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

        Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website is www.yinglisolar.com. The information contained on our website is not part of this prospectus supplement.

Conventions That Apply To This Prospectus Supplement

        Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to:

  •
  "€" and "Euro" are to the legal currency of the member states of the European Union that adopted such currency as their single currency in accordance with the Treaty Establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992);

  •
  "US$" and "U.S. dollars" are to the legal currency of the United States;

  •
  "ADRs" are to the American depositary receipts, which, if issued, evidence our ADSs;

  •
  "ADSs" are to our American depositary shares, each of which represents one ordinary share, par value US$0.01 per share, of our company;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "JET certification" are to certification conducted by Japan Electrical Safety & Environment Technology Laboratories, an independent approval agency in Japan;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "shares" and "ordinary shares" are to our ordinary shares, par value US$0.01 per share;

  •
  "TÜV certification" are to the certification conducted by TÜV Immissionsschutz und Energiesysteme GmbH, an independent approval agency in Germany;

  •
  "UL certification" are to the certification authorized by Underwriters Laboratories Inc., an independent, not-for-profit product-safety testing and certification organization in the United States; and

  •
  "we," "us," "our" and "our company" refer to Yingli Green Energy Holding Company Limited, a company incorporated in the Cayman Islands, and all direct and indirect consolidated subsidiaries of Yingli Green Energy Holding Company Limited, unless the context otherwise requires or indicates.

        This prospectus supplement contains translations of certain Renminbi amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. Unless otherwise indicated, conversions of RMB into U.S. dollars in this prospectus supplement are based on the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2013, which was RMB6.0537 to US$1.00. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

        On April 18, 2014, the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board was RMB6.2240 to US$1.00.

 THE OFFERING

Price per ADS	US$
Total ADSs offered in this offering	25,000,000 ADSs
Ordinary shares outstanding immediately after this offering

181,763,770 ordinary shares, assuming no exercise of the underwriters' over-allotment option to purchase additional ADSs from us and excluding ordinary shares issuable upon the exercise of outstanding share options, issued but unvested restricted shares, and ordinary shares reserved for issuance under our 2006 stock incentive plan.

ADSs outstanding immediately after this offering	128,592,337 ADSs, assuming no exercise of the underwriters' over-allotment option to purchase additional ADSs from us.
Over-allotment option

We have granted to the underwriters an option to purchase up to 3,750,000 additional ADSs from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments within 30 days of the date of this prospectus supplement.

Lock-up

We, our directors and executive officers and our principal shareholder, Yingli Power Holding Company Limited, have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities of our company and any ordinary shares or similar securities of our subsidiaries for a period of 90 days following the date of this prospectus supplement. See "Underwriting" for additional information.

ADSs	Each ADS represents one ordinary share, par value US$0.01 per share. The ADSs will be evidenced by ADRs.

The depositary will be the holder of the ordinary shares underlying the ADSs and you will have the rights of an ADR holder as provided in the deposit agreement among us, the depositary and owners and beneficial owners of the ADSs from time to time.

You may surrender your ADSs to the depositary to withdraw the ordinary shares underlying your ADSs. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without your consent. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus entitled "Description of American Depositary Shares." We also encourage you to read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus supplement and the accompanying prospectus.

Depositary	JPMorgan Chase Bank, N.A.
New York Stock Exchange trading symbol	"YGE"
Use of proceeds	We intend to use the net proceeds we receive for downstream expansion and other general corporate purposes. See "Use of Proceeds" for additional information.
Risk factors

You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus entitled "Risk Factors," as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the ADSs.

 SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following summary consolidated statements of comprehensive income (loss) data for the years ended December 31, 2011, 2012 and 2013 and the summary balance sheets data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2013. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under "Item 5. Operating and Financial Review and Prospects" included in our annual report on Form 20-F for the year ended December 31, 2013. Our historical results for any period are not necessarily indicative of results to be expected for any future period.

	For the Year Ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
	(in thousands, except per share and per ADS data)
Consolidated Statement of Comprehensive Income (Loss) Data:
Total net revenues	14,677,965	11,391,928	13,418,093	2,216,511
Total cost of revenues	(12,228,286)	(11,760,729)	(11,959,239)	(1,975,525)
Gross profit (loss)	2,449,679	(368,801)	1,458,854	240,986
Operating expense:
Selling expenses	(818,022)	(893,332)	(1,064,263)	(175,804)
General and administrative expenses	(602,728)	(804,587)	(741,168)	(122,433)
Research and development expenses	(284,909)	(187,538)	(288,558)	(47,666)
Provision for doubtful accounts receivable	(38,988)	(68,561)	(3,065)	(506)
Impairment of goodwill	(273,382)	—	—	—
Impairment of long-lived assets	(2,275,024)	(200,497)	—	—
Provision for inventory purchase commitments	(851,694)	—	(480,182)	(79,320)
Total operating expenses	(5,144,747)	(2,154,515)	(2,577,236)	(425,729)
Loss from operations	(2,695,068)	(2,523,316)	(1,118,382)	(184,743)
Other income	41,593	54,457	65,767	10,864
Loss before income taxes	(3,399,190)	(3,397,629)	(2,023,873)	(334,319)
Income tax benefit (expense)	133,413	205,742	(31,025)	(5,125)
Net loss	(3,265,777)	(3,191,887)	(2,054,898)	(339,444)
Net loss attributable to Yingli Green Energy(1)	(3,208,911)	(3,064,412)	(1,944,425)	(321,195)
Basic and diluted loss per ordinary share and per ADS(1)	(20.46)	(19.59)	(12.41)	(2.05)

	For the Year Ended December 31,
	2011	2012	2013
Other Consolidated Financial Data:
Gross profit (loss) margin(2)	16.7%	(3.2)%	10.9%
Operating loss margin(2)	(18.4)%	(22.2)%	(8.3)%
Net loss margin(2)	(21.9)%	(26.9)%	(14.5)%

	As of December 31,
	2012	2013
	RMB	RMB	US$
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	2,084,865	1,105,478	182,612
Accounts receivable, net	3,634,151	4,223,730	697,710
Inventories	2,523,550	2,164,902	357,616
Prepayments to suppliers	239,912	640,597	105,819
Total current assets	11,112,874	11,356,528	1,875,964
Long-term prepayments to suppliers	1,280,131	884,562	146,119
Property, plant and equipment, net	13,218,200	13,484,122	2,227,418
Total assets	27,153,586	27,449,544	4,534,342
Short-term borrowings, including current portion of long-term debt(3)	7,526,015	6,715,877	1,109,384
Total current liabilities	12,940,969	14,302,552	2,362,614
Long-term debt, excluding current portion	4,076,456	4,108,283	678,640
Total liabilities	22,936,815	25,322,479	4,182,976
Shareholders' equity: ordinary shares	12,241	12,252	2,024
Noncontrolling interests	1,846,905	1,619,045	267,447
Total shareholders' equity	4,216,771	2,127,065	351,366

	For the Year Ended December 31,
	2011	2012	2013
Consolidated Operating Data
PV modules sold (in megawatts)(4)	1,603.8	2,297.1	3,234.3

(1)
Commencing January 1, 2007, one of our operating subsidiaries, Baoding Tianwei Yingli New Energy Resources Co., Ltd., or Tianwei Yingli, began enjoying certain exemptions from income tax. From 2011, Hainan Yingli New Energy Resources Co., Ltd., or Yingli Hainan, began enjoying certain exemptions from income tax.

          The decrease (increase) in net income (loss) attributable to Yingli Green Energy Holding Company Limited, or Yingli Green Energy, and decrease (increase) in basic and diluted earnings (loss) per share without the tax holidays for the years ended December 31, 2011, 2012 and 2013 are as follows:

	For the Year Ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
	(in thousands, except per share data)
Net loss attributable to Yingli Green Energy	(52,951)	—	(15,030)	(2,483)
Basic and diluted loss per share	(0.34)	—	(0.10)	(0.02)
(2)
Gross profit (loss) margin, operating loss margin and net loss margin represent gross profit (loss), operating loss and net loss attributable to Yingli Green Energy, respectively, divided by net revenues.

(3)
Includes loans guaranteed or entrusted by related parties, which amounted to RMB3,197.8 million, RMB3,448.5 million and RMB 3,602.9 million (US$595.2 million) as of December 31, 2011, 2012 and 2013, respectively.

(4)
PV modules sold for a given period represents the total PV modules, as measured in megawatts, delivered to customers under the then effective supply contracts during such period.

RISK FACTORS

        An investment in the ADSs involves significant risks. Before you decide to invest in the ADSs, you should carefully consider (i) the risks related to us and the PV industry, the risks related to doing business in China and the risks related to our ADSs described in "Item 3.D. Risk Factors" of our annual report on Form 20-F for the fiscal year ended December 31, 2013 which is incorporated by reference into this prospectus supplement and the accompanying prospectus, (ii) the additional risks related to this offering described below, and (iii) all of the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described in the section titled "Risk Factors" included in the accompanying prospectus. If any of such risks actually occurs, our business, prospects, financial condition and results of operations could be materially harmed, the trading price and value of our ADSs could decline and you could lose all or part of your investment.

        Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Additional Risks Related to This Offering

Because the public offering price is substantially higher than our net tangible book value per ADS, you will incur immediate and substantial dilution.

        If you purchase ADSs in this offering, you will pay more for your ADSs than the amount paid by our existing shareholders for their ordinary shares on a per share basis. As a result, you will experience immediate and substantial dilution of approximately US$3.51 per ADS (assuming no exercise by the underwriters of their over-allotment option), representing the difference between our net tangible book value per ADS as of December 31, 2013, after giving effect to this offering and the assumed public offering price of US$4.51 per ADS, based on the last trading price of our ADSs on April 22, 2014. See "Dilution."

Our management has broad discretion over the use of proceeds from this offering.

        Our management has significant flexibility in applying the net proceeds that we receive from this offering. Although we intend to use the net proceeds we receive from this offering for downstream expansion and other general corporate purposes, we have not yet finalized all of our anticipated expenditures and therefore cannot provide definitive estimates of the exact amounts to be used for each of the purposes, and therefore, our management will have significant discretion in the allocation of the net proceeds we expect to receive from this offering. The net proceeds of this offering may be used in a manner that does not generate favorable returns. In addition, if we use the proceeds to expand our facilities or develop downstream projects, there can be no assurance that any such expansion or project would be successfully integrated into our operations or otherwise perform as expected.

Substantial future sales or perceived sales of our ADSs in the public market could cause the price of the ADSs to decline.

        We currently have 156,763,770 ordinary shares outstanding, including 103,592,337 ordinary shares represented by ADSs. All ADSs sold in this offering are freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. All of the remaining ordinary shares outstanding are, subject to the applicable requirements of Rule 144 under the Securities Act, available for sale. If our existing shareholders sell, or are perceived as intending to sell, substantial amounts of our ordinary shares or ADSs, including those issued upon the exercise of our outstanding share options, the market price of the ADSs could fall. Such sales, or perceived potential sales, by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate.

The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval.

        On August 8, 2006, six PRC regulatory agencies promulgated the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. This regulation, among other things, requires offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of CSRC, prior to listing their securities on an overseas stock exchange. The implementation and application of this regulation remains unclear. Our PRC counsel has advised us that, based on their understanding of the current PRC laws, rules and regulations: CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours as described in this prospectus supplement are subject to this regulation; and it is not necessary for us to submit an application to CSRC for its approval of the listing and trading of our ADSs on the NYSE.

        Because there has been no official interpretation or clarification of this regulation since its adoption, there is uncertainty as to how this regulation will be interpreted or implemented. We did not seek CSRC approval for our initial public offering and follow-on offerings. If it is determined that CSRC approval is required for this offering or our previous offerings, we may face sanctions by CSRC or other PRC regulatory agencies for failure to seek CSRC's approval for those offerings. These sanctions may include fines and penalties on our operations in the PRC (although to our knowledge, no definitive rules or interpretations have been issued to determine or quantify such fines or penalties), restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiaries, or other actions that may have a material adverse effect on our business, financial condition, and results of operations, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ADSs.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under "Risk Factors" in this prospectus supplement and those set forth under the heading "Item 3.D. Risk Factors," "Item 4. Information on the Company" and "Item 5. Operating and Financial Review and Prospects" in our annual report on Form 20-F for the year ended December 31, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, all of which are difficult to predict and many of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

        In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

  •
  general economic conditions;

  •
  our expectations regarding the worldwide demand for electricity and the market for solar energy;

  •
  our beliefs regarding the effects of environmental regulation, lack of infrastructure reliability and long-term fossil fuel supply constraints;

  •
  our beliefs regarding the importance of environmentally friendly power generation;

  •
  our expectations regarding governmental support for the deployment of solar energy;

  •
  our beliefs regarding the acceleration of adoption of solar technologies;

  •
  our expectations regarding advancements in our technologies and cost savings from such advancements;

  •
  our beliefs regarding the competitiveness of our PV products;

  •
  our beliefs regarding the advantages of our business model;

  •
  our expectations regarding the scaling of our manufacturing capacity;

  •
  our expectations regarding entering into or maintaining joint venture enterprises and other strategic investments;

  •
  our expectations regarding revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

  •
  our expectations regarding our ability to secure raw materials in the future;

  •
  our expectations regarding the price trends of PV modules and polysilicon;

  •
  our beliefs regarding our ability to successfully implement our strategies;

  •
  our beliefs regarding our abilities to secure sufficient funds to meet our cash needs for our operations and capacity expansion;

  •
  our future business development, results of operations and financial condition; and

  •
  competition from other manufacturers of PV products, other renewable energy systems and conventional energy suppliers.

        This prospectus supplement and the documents incorporated by reference also contain data relating to the PV market worldwide and in China, including industry demand data. These market data include projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus supplement. The forward-looking statements obtained from third-party studies or reports are made as of the date of the corresponding study or report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

 USE OF PROCEEDS

        We intend to use approximately 50% to 60% of the net proceeds we receive from this offering for downstream expansion and use the remaining net proceeds for other general corporate purposes. In particular, we intend to use approximately US$55 million to invest in the downstream solar projects together with Shanghai Sailing Capital Management Co., Ltd. We expect to invest approximately US$25 million in May 2014 and approximately US$30 million in the middle of 2014 in these projects.

        We have not yet finalized all of our anticipated expenditures and therefore cannot provide definitive estimates of the exact amounts to be used for each of the purposes discussed above. The amounts and timing of any expenditure will vary depending on the amount of cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business. Accordingly, our management will have significant discretion in the allocation of the net proceeds we expect to receive from this offering. Depending on future events and other changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. See "Risk Factors—Additional Risks related to This Offering—Our management has broad discretion over the use of proceeds from this offering."

        Pending use of the net proceeds from this offering, we intend to place the net proceeds in short-term bank deposits.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2013:

  •
  on an actual basis as previously reported; and

  •
  on an as adjusted basis to give effect to the sale of 25,000,000 ADSs in this offering at the assumed public offering price of US$4.51 per ADS, based on the last trading price of our ADSs on April 22, 2014, with the estimated net proceeds of US$107.3 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriters' over-allotment option to purchase additional ADSs from us.

        The as adjusted information below is illustrative only. You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus supplement and the information under "Item 5. Operating and Financial Review and Prospects" in our annual report on Form 20-F for the fiscal year ended December 31, 2013 which is incorporated by reference in this prospectus supplement and the accompanying prospectus. This table does not include our short-term borrowings, which were RMB6,715.9 million (US$1,109.4 million) as of December 31, 2013.

	As of December 31, 2013
	Actual as Reported		As Adjusted(1)
	RMB	US$	RMB(2)	US$
	(In thousands)
Long-term borrowings:
Long-term bank borrowings	4,108,283	678,640	4,108,283	678,640
Shareholders' equity:
Ordinary shares, par value US$0.01 per share: 1,000,000,000 shares authorized, 162,490,478 shares issued and 156,763,770 shares outstanding on an actual basis; 187,490,478 shares issued and 181,763,770 shares outstanding on an as adjusted basis(3)	12,252	2,024	13,808	2,274
Additional paid-in capital	6,684,145	1,104,143	7,350,341	1,211,180
Treasury stock, 5,726,708 ordinary shares on an actual basis; 5,726,708 ordinary shares on an as adjusted basis	(127,331)	(21,034)	(127,331)	(21,034)
Accumulated other comprehensive income	289,889	47,886	289,889	47,886
Retained earnings(4)	(6,350,935)	(1,049,100)	(6,350,935)	(1,049,100)

Total shareholders' equity	508,020	83,919	1,175,772	191,206

Total capitalization(5)	4,616,303	762,559	5,284,055	869,846

(1)
A US$1.00 increase (decrease) in the assumed public offering price of US$4.51 per ADS would increase (decrease) the amounts representing total shareholders' equity and total capitalization by US$24.0 million, assuming no exercise of the underwriters' over-allotment option to purchase additional ADSs from us.

(2)
The estimated net proceeds from this offering, assuming no exercise of the underwriters' over-allotment option are translated into RMB at the exchange rate of RMB6.2240 to

  US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on April 18, 2014.

(3)
Excludes 5,169,567 ordinary shares issuable upon the exercise of options outstanding and 4,356,386 ordinary shares reserved for future issuance under our 2006 stock incentive plan as of December 31, 2013.

(4)
Includes a restricted reserve of RMB484.1 million, which may not be distributed as cash dividends under PRC regulations.

(5)
Total capitalization equals long-term borrowings plus total shareholders' equity.

        There have been no material changes to our capitalization since December 31, 2013.

 DILUTION

        If you invest in our ADSs, your interest will be diluted to the extent of the difference between the public offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

        Our net tangible book value as of December 31, 2013 was approximately RMB449.1 million (US$74.2 million) or RMB2.86 (US$0.47) per ordinary share and per ADS. Net tangible book value represents our total consolidated assets, minus the amount of our total consolidated intangible assets, total consolidated liabilities and noncontrolling interest. Our net tangible book value per ordinary share as of December 31, 2013 is calculated as our net tangible book value as of December 31, 2013, without taking into account any other changes in such net tangible book value after December 31, 2013, divided by the number of ordinary shares outstanding as of December 31, 2013.

        Without taking into account any other changes in such net tangible book value after December 31, 2013 except for the issuance and sale of 25,000,000 ordinary shares in the form of ADSs offered by us in this offering, at the assumed public offering price of US$4.51 per ADS, based on the last trading price of our ADSs on April 22, 2014, and after deduction of underwriting discounts and commissions and estimated offering expenses of this offering payable by us, our pro forma net tangible book value as of December 31, 2013 would have increased to US$181.5 million or US$1.00 per ordinary share and per ADS, assuming no exercise of the underwriters' over-allotment option to purchase additional ADSs from us. This represents an immediate increase in net tangible book value of US$0.53 per ordinary share and per ADS to the existing shareholder and an immediate dilution in net tangible book value of US$3.51 per ordinary share and per ADS to investors purchasing the ADSs in this offering.

        The following table illustrates such per share dilution:

Assumed Public Offering Price per Ordinary Share	US$
Net tangible book value per ordinary share as of December 31, 2013	US$0.47
Increase in net tangible book value per ordinary share attributable to this offering	US$0.53
Net tangible book value per ordinary share after giving effect to this offering	US$1.00
Dilution per ordinary share and per ADS to new investors	US$3.51

        A US$1.00 increase (decrease) in the assumed public offering price of US$4.51 per ADS would increase (decrease) our pro forma net tangible book value after giving effect to this offering by US$0.13 per ordinary share and per ADS and the dilution in pro forma net tangible book value per ordinary share and per ADS to new investors in this offering by US$0.87 per ordinary share and per ADS, assuming no exercise of the underwriters' over-allotment option to purchase additional ADSs from us.

        The following table summarizes, on a pro forma basis as of December 31, 2013, the differences between existing shareholders and the new investors with respect to the number of ordinary shares in the form of ADSs purchased from us, the total consideration paid and the average price per ordinary share and per ADS. In the case of the ordinary shares purchased by the new investors, the total consideration paid and amounts per share paid are before deducting underwriting discounts and commissions and estimated offering expenses payable by us, assuming a public offering price of US$4.51 per ADS, based on the last trading price of our

ADSs on April 22, 2014, assuming no exercise of the underwriters' over-allotment option to purchase additional ADSs from us.

	Ordinary Shares Purchased		Total Consideration
						Average Price per Ordinary Share
								Average Price per ADS
	Number	Percent	Amount		Percent
	(in thousands, except per share and per ADS data and percentages)
Existing investors	156,764	86%	US$	773,534	87%	US$	4.93	US$	4.93
New investors	25,000	14%	US$	112,750	13%	US$	4.51	US$	4.51

Total	181,764	100%	US$	886,284	100%	US$	4.88	US$	4.88

        The discussion and table above assumes no exercise of any outstanding options under the 2006 stock incentive plan. As of the date of this prospectus supplement, we had 6,841,512 employee share options outstanding.

        A US$1.00 increase (decrease) in the assumed public offering price of US$4.51 per ADS would increase (decrease) total consideration paid by new investors, total consideration paid by all shareholders and the average price per ADS paid by all shareholders by US$25.0 million, US$25.0 million and US$0.13, respectively, assuming no exercise of the underwriters' over-allotment option to purchase additional ADS from us.

        The pro forma information in this section is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our ADSs.

 MARKET PRICE INFORMATION FOR OUR ADS

        Our ADSs, each representing one ordinary share of our company, have been listed on the New York Stock Exchange since June 8, 2007 under the symbol "YGE." The table below shows, for the periods indicated, the high and low closing prices on the New York Stock Exchange for our ADSs.

	Closing Price Per ADS
	High (US$)	Low (US$)
Annual Highs and Lows
2009	16.45	3.37
2010	18.84	8.41
2011	13.34	2.87
2012	5.90	1.28
2013	8.13	1.70
2014 (through April 22, 2014)	7.24	3.88
Quarterly Highs and Lows
First Quarter 2012	5.90	3.54
Second Quarter 2012	3.83	2.52
Third Quarter 2012	3.00	1.55
Fourth Quarter 2012	2.42	1.28
First Quarter 2013	3.49	1.90
Second Quarter 2013	3.55	1.70
Third Quarter 2013	6.94	3.28
Fourth Quarter 2013	8.13	4.18
First Quarter 2014	7.24	4.25
Monthly Highs and Lows
October 2013	8.13	6.00
November 2013	6.94	5.20
December 2013	5.34	4.18
January 2014	7.24	5.86
February 2014	6.43	5.51
March 2014	6.78	4.25
April 2014 (through April 22, 2014)	4.72	3.88

        The closing price for our ADSs on the New York Stock Exchange on April 22, 2014 was US$4.51 per ADS.

DIVIDEND POLICY

        Since our incorporation, we have not declared or paid any dividends, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future.

        Our board of directors has complete discretion on whether to pay dividends, subject, in certain cases, to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as if they were holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable under the deposit agreement. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

        We are a Cayman Islands holding company and substantially all of our income, if any, will be derived from dividends we receive from our operating subsidiaries located in the PRC. PRC regulations currently permit payment of dividends only out of accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Neither the registered capital nor these reserves are distributable as cash dividends. In addition, at the discretion of their respective board of directors, our subsidiaries in China, including Yingli China, and Tianwei Yingli, are required to allocate a portion of its after-tax profits to their reserve funds, enterprise development funds and employee bonus and welfare funds. These reserve funds may not be distributed as cash dividends either. Further, if any of our PRC subsidiaries incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

        Under the Enterprise Income Tax Law of the PRC, or the EIT Law, and its implementation rules issued by the State Council, both of which became effective on January 1, 2008, dividends from our PRC subsidiaries to Yingli Green Energy and Yingli Green Energy (International) Holding Company Limited, or Yingli International, may be subject to withholding tax at a rate of 10%, unless they are deemed to be PRC "resident enterprises."

        Moreover, the EIT Law and its implementation rules provide that withholding tax at a rate of 10% is applicable to dividends to be paid to non-PRC investors who are considered as "non-resident enterprises" which have no establishment inside the PRC, or derive income not substantially connected with their establishments inside the PRC, to the extent such dividends are derived from sources within the PRC. The EIT Law and its implementation rules also provide that withholding tax at a rate of 20% is applicable to dividends to be paid to non-PRC individual investors, to the extent such dividends are derived from sources within the PRC. We are a Cayman Islands holding company and substantially all of our income may be derived from dividends we receive directly or indirectly from our operating subsidiaries located in the PRC. If we declare dividends on such income, it is unclear whether such dividends will be deemed to be derived from sources within the PRC under the EIT Law and its implementation rules, and be subject to the 10% or 20% withholding tax, as the case may be. See "Taxation—People's Republic of China Taxation."

 TAXATION

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        We have, pursuant to Section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, obtained an undertaking from the Governor-in-Council that:

  (a)
  no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income or gains or appreciations shall apply to us or our operations:

  (b)
  the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our ordinary shares, debentures or other obligations.

        The undertaking that we have obtained is for a period of 20 years from August 15, 2006.

People's Republic of China Taxation

        Under the EIT Law which took effect as of January 1, 2008, enterprises established under the laws of non-PRC jurisdictions but whose "de facto management bodies" are located in the PRC are considered "resident enterprises" for PRC tax purposes and are generally subject to the uniform 25% enterprise income tax rate as to their worldwide income. Under the implementation rules for the EIT Law, a "de facto management body" is defined as a body that has substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties and other factors of an enterprise. On April 22, 2009, the State Administration of Taxation promulgated a circular which sets out criteria for determining whether "de facto management bodies" are located in China for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises incorporated under laws of foreign countries or regions that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of "de facto management bodies" for overseas incorporated enterprises that are controlled by individual PRC residents like us and some of our subsidiaries. Therefore, although substantially all of our management is currently located in the PRC, it is unclear whether PRC tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. If the PRC tax authorities determine that Yingli Green Energy and some of our subsidiaries, such as Yingli International, Yingli Green Energy Capital Holding (Hong Kong) Company Limited, Yingli Green Energy Hong Kong Limited, Cyber Power Group Limited and Cyber Lighting Holding Company Limited, are PRC resident enterprises, we and such subsidiaries may be subject to the enterprise income tax at the rate of 25% as to our global income.

        Furthermore, a circular issued by the Ministry of Finance and the State Administration of Taxation on February 22, 2008 stipulates that undistributed earnings generated prior to January 1, 2008 are exempt from enterprise income tax. We are a Cayman Islands holding company, Yingli International is a British Virgin Islands intermediate holding company and Cyber Lighting is a Hong Kong intermediate holding company. The Cayman Islands and the British Virgin Islands where such holding companies are incorporated do not have a tax treaty with China. According to the Arrangement between Mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion

with respect to Tax on Income entered into in August 2006, or the Mainland and the Hong Kong Taxation Arrangement, and its relevant regulations, subject to the confirmation of the in-charge local tax authority, dividends paid by a foreign-invested enterprise in China to its direct holding company in Hong Kong will be subject to withholding tax at a rate of no more than 5%, if the foreign investor is the "beneficial owner" and owns directly at least 25% of the equity interest of the foreign-invested enterprise. Furthermore, the State Administration of Taxation promulgated the Notice on How to Understand and Determine the Beneficial Owners in Tax Agreement in October 2009, or Circular 601, which provides guidance for determining whether a resident of a contracting state is the "beneficial owner" of an item of income under China's tax treaties and tax arrangements. According to Circular 601, a beneficial owner generally must be engaged in substantive business activities. An agent or conduit company will not be regarded as a beneficial owner and, therefore, will not qualify for treaty benefits. The conduit company normally refers to a company that is set up for the purpose of avoiding or reducing taxes or transferring or accumulating profits. Substantially all of our income may be derived from dividends we receive from our operating subsidiaries located in the PRC. Thus, dividends for earnings accumulated beginning on January 1, 2008 paid to us by our subsidiaries in China, if any, will be subject to a 10% withholding tax or, in the case of the dividends paid to Cyber Lighting, 5% income tax (subject to the confirmation of the local tax authority) if we are considered as "non-resident enterprises" under the EIT Law.

        Moreover, the implementation rules for the EIT Law provide that withholding tax at a rate of 10% is applicable to dividends paid to non-PRC investors who are "non-resident enterprises" and withholding tax at a rate of 20% may be applicable to dividends paid to non-PRC individual investors to the extent such dividends are derived from sources within the PRC, unless any such non-PRC investor's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement.

        Under the existing implementation rules of the EIT Law, it is unclear what will constitute income derived from sources within the PRC and therefore, if we were treated as a PRC resident enterprise, dividends paid by us to our non-PRC resident ADS holders and ordinary shareholders may be deemed to be derived from sources within the PRC and therefore be subject to the 10% PRC withholding tax for non-PRC investors who are non-resident enterprises and 20% PRC withholding tax for non-PRC investors who are individuals. Any gain realized on the transfer of our ADSs or ordinary shares by our non-PRC resident enterprise or individual holders may also be subject to a 10% or 20% PRC income tax, respectively, if such gain is regarded as income derived from sources within the PRC.

        In view of the issuance of Circular 601, it remains unclear whether any dividends to be distributed by us to our non-PRC shareholders and ADS holders whose jurisdiction of incorporation has a tax treaty with China providing for a different withholding arrangement will be entitled to the benefits under the relevant withholding arrangement.

United States Federal Income Tax Consequences

        The following summary describes certain United States federal income tax consequences to U.S. Holders (defined below) of the purchase, sale, and ownership of our ordinary shares or ADSs as of the date hereof. Except where noted, this summary deals only with ordinary shares and ADSs held as capital assets. As used herein, the term "U.S. Holder" means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary does not represent a detailed description of all of the United States federal income tax consequences which may be applicable to you in light of your particular circumstances or if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns or is deemed to own 10% or more of our voting stock;

  •
  a United States expatriate;

  •
  a partnership or other pass-through entity for United States federal income tax purposes; or

  •
  a person whose "functional currency" is not the United States dollar.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ordinary shares or ADSs, you should consult your tax advisors.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        This summary does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ordinary shares or ADSs, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

        If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

        The following discussion assumes that we are not, and will not become, a passive foreign investment company, or PFIC, for United States federal income tax purposes as discussed below.

  Distributions on ADSs or Ordinary Shares

        The gross amount of distributions on the ADSs or ordinary shares (including amounts withheld to reflect any PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to certain non-corporate U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that depositary shares such as our ADSs (which are listed on the New York Stock Exchange), but not our ordinary shares, are treated as readily tradable on an established securities market in the United States for these purposes. Thus, while we believe that our ADSs currently should be considered readily tradable on an established securities market in the United States for these purposes, we do not believe that dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for these reduced tax rates. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in later years. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC "resident enterprise" under PRC tax law (see "—People's Republic of China Taxation"), we may be eligible for the benefits of the income tax treaty between the United States and the PRC, and if we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by ADSs, may be eligible for the reduced rates of taxation. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules given your particular circumstances. Non-corporate U.S. Holders will not be eligible for the reduced rates of taxation applicable to any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

        Under the PRC tax law, if the dividends paid by us are deemed to be derived from sources within the PRC, you may be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or ordinary shares. Subject to certain conditions and limitations, PRC withholding taxes on dividends, if any, generally will be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as income from sources outside the United States and will generally constitute passive category income. Further, in certain circumstances, if you have held ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on the ADSs or ordinary shares. The rules governing the foreign tax credit are complex. You should consult your own tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend (as discussed above).

  Sale, Exchange or Other Disposition of ADSs or Ordinary Shares

        You will recognize taxable gain or loss on any sale or exchange of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your tax basis in the ADSs or ordinary shares. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, in the event that we are deemed to be a PRC "resident enterprise" under PRC tax law (see "—People's Republic of China Taxation"), we may also be treated as a PRC tax resident for purposes of the income tax treaty between the United States and the PRC. If any PRC tax were to be imposed on any gain from the disposition of the ADSs or ordinary shares and if you are eligible for the benefits of the treaty, you may elect to treat such gain as PRC source gain under the treaty. If you are not eligible for the benefits of the treaty or you fail to make the election to treat any gain as PRC source, then you generally would not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources.

        You are urged to consult your tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of ADSs or ordinary shares, including the availability of the foreign tax credit under your particular circumstances.

  Passive Foreign Investment Company

        We believe that we were not a PFIC for our taxable year ended on December 31, 2013, and we do not expect to become one for our current taxable year or in the future, although there can be no assurance in this regard. If, however, we are or become a PFIC, you could be subject to additional United States federal income taxes on gain recognized with respect to the ADSs or ordinary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us, if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding ADSs or ordinary shares if we are considered a PFIC in any taxable year.

  Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of our ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of our ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from us the following respective number of ADSs at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

Underwriters	Number of ADSs
Deutsche Bank Securities Inc.
Goldman Sachs (Asia) L.L.C.
HSBC Securities (USA) Inc.

Total	25,000,000

        The address of Deutsche Bank Securities Inc. is 60 Wall Street, New York, New York 10005, United States. The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong. The address of HSBC Securities (USA) Inc. is 452 Fifth Avenue, New York, New York, 10018, United States.

        The underwriting agreement provides that the obligations of the several underwriters to purchase the ADSs offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the ADSs offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these ADSs are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We have been advised by the underwriters that the underwriters propose to offer the ADSs to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of US$             per ADS under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than US$             per ADS to other dealers. If all the ADSs are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

        We have granted to the underwriters an option, exercisable by Deutsche Bank Securities Inc. and Goldman Sachs (Asia) L.L.C., as representatives of the underwriters, not later than 30 days after the date of this prospectus supplement, to purchase up to 3,750,000 additional ADSs at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the ADSs offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional ADSs as the number of ADSs to be purchased by it in the above table bears to the total number of ADSs offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional ADSs to the underwriters to the extent the option is exercised. If any additional ADSs are purchased, the underwriters will offer the additional ADSs on the same terms as those on which the 25,000,000 ADSs are being offered.

        Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer ADSs in the United States through its registered broker-dealer affiliate in the United States, Goldman, Sachs & Co.

        The underwriting discounts and commissions per ADS are equal to the public offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting discounts and commissions are             % of the public offering price. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters' over-allotment option:

Total Fees
	Fee per ADS	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Discounts and commissions paid by us	US$	US$	US$

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        We have agreed to pay all fees and expenses incurred by us in connection with this offering.

        Our ADSs are listed on the New York Stock Exchange under the symbol "YGE."

        We have agreed with the underwriters that we will not, without the prior consent of Deutsche Bank Securities Inc. and Goldman Sachs (Asia) L.L.C., as representatives of the underwriters, for a period of 90 days following the date of this prospectus supplement, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to or otherwise transfer or dispose of (including entering into any swap or other agreement that transfers to any other entity, in whole or in part, any of the economic consequences of ownership interest): (1) our ordinary shares and depositary shares representing our ordinary shares; (2) shares of our subsidiaries or controlled affiliates and depositary shares representing those shares; and (3) securities that are substantially similar to such shares or depositary shares. We have also agreed to cause our subsidiaries to abide by the restrictions of the lock-up agreement. In addition, each of our directors and executive officers and our principal shareholder, Yingli Power Holding Company Limited, have agreed to enter into a substantially similar 90-day lock-up agreement with respect to our ordinary shares, depositary shares representing our ordinary shares and securities that are substantially similar to our ordinary shares or depositary shares representing our ordinary shares and any ordinary shares or similar securities of our subsidiaries, subject to customary exceptions such as (i) a bona fide gift by an individual to a donee and (ii) sales or transfers among affiliates, provided that such transfer is not a disposition for value and that such transferee agrees to be bound in writing by the restrictions to which the transferor is subject. The restrictions of our lock-up agreement do not apply to the issuance of securities pursuant to our share incentive plan existing on the date of this prospectus supplement and described in this prospectus supplement.

        The 90-day lock-up period as described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the initial lock-up period, we release earnings results or announce material news or a material event; or (2) prior to the expiration of the initial lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the initial lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the announcement of the material news or material event, as applicable, unless the representatives waive, in writing, such extension; and we will provide the representatives with prior notice of any such announcement that gives rise to an extension of the initial lock-up period.

        At any time and without public notice, the representatives may in its sole discretion release all or some of the securities from these lock-up agreements.

        The underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority without the prior approval of the customers. The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of ADSs offered.

        In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters' over-allotment option to purchase additional ADSs from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the over-allotment option.

        Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the ADSs. Additionally, these purchases may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

        A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or one or more securities dealers. The underwriters may distribute prospectus supplement electronically. Other than this prospectus supplement in electronic format, the information on any underwriter's website and any information contained in any other website maintained by any underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part. The underwriters may agree to allocate a number of ADSs for sale to their online brokerage account holders. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders.

        This prospectus supplement may be used by the underwriters and other dealers in connection with offers and sales of the ADSs offered in this prospectus supplement, including the ADSs initially sold by the underwriters in the offering being made outside of the United States, to persons located in the United States. In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement by electronic means, such as e-mail. In addition, certain underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. Certain underwriters may allocate a limited number of shares for sale to its online brokerage customers. This prospectus supplement in electronic format is being made available on Internet web sites maintained by one or more of the underwriters of this offering and may be made available on web sites maintained by other underwriters. Other than this prospectus supplement in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

        From time to time, in the ordinary course of business, the underwriters and their affiliates have provided investment banking and other services to us, and entered into other commercial transactions with our company and its affiliates, including commercial banking services, for which customary compensation has been received. It is expected that the underwriters and their affiliates will continue to provide such services to, and enter into such transactions, with our company and its affiliates in the future.

Selling Restrictions

        No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ADSs or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the ADSs may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Cayman Islands

        This prospectus supplement does not constitute a public offer of the ADSs or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ADSs or ordinary shares in the Cayman Islands.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall result in a requirement for the publication by the company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase any ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

        The ADSs may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        Our ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kingdom of Saudi Arabia

        This prospectus supplement may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

People's Republic of China

        This prospectus supplement has not been and will not be circulated or distributed in the PRC, and ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ADSs are subscribed or purchased under Section 275 by a relevant person which is:

          (a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          (b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the ADSs under Section 275 except:

            (1)   to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA;

            (2)   where no consideration is given for the transfer; or

            (3)   by operation of law.

State of Kuwait

        Unless all of the approvals and licenses which are required pursuant to Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive

Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, no ADSs may be marketed, offered for sale or sold in Kuwait, either directly or indirectly. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Switzerland

        The ADSs may not and will not be publicly offered, distributed or re-distributed in or from Switzerland and neither this prospectus supplement, accompanying prospectus nor any other offering material relating to the ADSs may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations. This prospectus supplement, accompanying prospectus or any other offering material relating to the ADSs may not be copied, reproduced, distributed or passed on to others without our prior written consent. This prospectus supplement, accompanying prospectus or any other offering material relating to the ADSs do not constitute a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to the Listing Rules of the SWX Swiss Exchange (and may not comply with the information standards required thereunder). No application for a listing of the ADSs on any Swiss stock exchange or other Swiss regulated market has been or will be made, and the prospectus supplement, accompanying prospectus or any other offering material relating to the ADSs may not comply with the information required under the relevant listing rules. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, the shares or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the "FINMA"), and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

United Arab Emirates

        This prospectus supplement is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the United Arab Emirates, or the UAE. The ADSs have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

        The offering, the ADSs and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise.

        In relation to its use in the UAE, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The ADSs may not be offered or sold directly or indirectly to the public in the UAE.

United Kingdom

        This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive ("qualified investors") that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). The ADSs are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such ADSs will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

EXPENSES

        Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, which are payable by us in connection with the offer and sale of ADSs using this prospectus supplement.

SEC registration fee	US$	27,280
FINRA filing fee	US$	16,000
NYSE supplemental listing fee	US$	120,000
Legal fees and expenses	US$	530,000
Accounting fees and expenses	US$	240,159
Miscellaneous	US$	20,000

Total	US$	953,439

 LEGAL MATTERS

        Certain legal matters as to the United States federal law and New York State law in connection with this offering will be passed upon for us by Simpson Thacher & Bartlett LLP. The underwriters are being represented by Davis Polk & Wardwell LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters as to Cayman Islands law and British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman (Cayman) Limited. Legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by Commerce & Finance Law Office. Simpson Thacher & Bartlett LLP may rely upon Conyers Dill & Pearman (Cayman) Limited with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law. Davis Polk & Wardwell LLP may rely upon Commerce & Finance Law Office with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of Yingli Green Energy Holding Company Limited as of December 31, 2012 and 2013 and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The offices of KPMG are located at 8th Floor, Prince's Building, 10 Chater Road, Central, Hong Kong Special Administrative Region, People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

        Our website address is www.yinglisolar.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2013 filed with the SEC on April 11, 2014;

  •
  All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus supplement are sold.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2013 filed on April 11, 2014 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

        Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

No. 3399 Chaoyang North Street
Baoding 071051
People's Republic of China
Telephone: (86 312) 8929-700
Attention: Chief Financial Officer

        You should rely only on the information that we incorporate by reference or provide in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference therein is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Yingli Green Energy Holding Company Limited

$200,000,000

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS

        We may offer and sell in any combination from time to time in one or more offerings ordinary shares, preferred shares, debt securities or warrants. The debt securities and warrants may be convertible into or exercisable or exchangeable for our ordinary shares or preferred shares. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

        We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See "Plan of Distribution." The names of any underwriters will be included in the applicable prospectus supplement.

        Our ADSs are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol "YGE."

        Investing in our securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2014

i

ABOUT THIS PROSPECTUS

        Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" in this prospectus.

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "€"and "Euro" are to the legal currency of the member states of the European Union that adopted such currency as their single currency in accordance with the Treaty Establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992);

  •
  "US$" and "U.S. dollars" are to the legal currency of the United States;

  •
  "ADRs" are to the American depositary receipts, which, if issued, evidence our ADSs;

  •
  "ADSs" are to our American depositary shares, each of which represents one ordinary share, par value US$0.01 per share, of our company;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "shares" and "ordinary shares" are to our ordinary shares, par value US$0.01 per share; and

  •
  "we," "us," "our" and "our company" refer to Yingli Green Energy Holding Company Limited, a company incorporated in the Cayman Islands, and all direct and indirect consolidated subsidiaries of Yingli Green Energy Holding Company Limited, unless the context otherwise requires or as otherwise indicates.

        This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell any combination of our ordinary shares, preferred shares, debt securities and warrants from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

        Our web site address is www.yinglisolar.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include discussions of our business and results of operations and annual audited consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States, or U.S. GAAP, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2013 filed with the SEC on April 11, 2014; and

  •
  All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus are sold.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2013 filed on April 11, 2014 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

No. 3399 Chaoyang North Street
Baoding 071051
People's Republic of China
Telephone: (86 312) 8929-700
Attention: Chief Financial Officer

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions, which refer to future events and trends, identify forward-looking statements. We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all. You should read this prospectus, any accompanying prospectus supplement and any other document that we incorporate by reference herein and therein completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

        Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The "Risk Factors" section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

        This prospectus also contains or incorporates by reference data related to the solar power market in several countries, including China. These market data, including industry demand and product pricing, include projections that are based on a number of assumptions. Demand for solar generated electricity may not ultimately increase at the rates expected, or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business and the market price of our securities. In addition, the rapidly changing nature of the solar power market and related regulatory regimes subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

 OUR COMPANY

        We are the largest vertically integrated photovoltaic, or PV, module supplier in the world in terms of shipments of PV modules in 2013 based on public information. As of the date of this prospectus, we have an annual nameplate capacity of 2,450 megawatts covering most of photovoltaic value chain from ingot casting and wafering through PV cell production and PV module assembly. Our current products and services substantially cover the entire PV industry value chain, ranging from crystalline polysilicon ingots and wafers, PV cells and PV modules to the manufacture and installation of PV systems, and starting from 2012, to development and operation of solar projects. We believe that we are one of the largest PV companies in the world to have adopted a vertically integrated business model. Our end-products include PV modules and PV systems in different sizes and power outputs. We sell PV modules under our own brand names, Yingli and Yingli Solar, to PV system integrators and distributors located in various markets around the world, including China, the United States, Germany, Greece, Spain, Italy, France, India, Japan, the Netherlands, the United Kingdom, Israel, South Korea and Belgium.

        In 2002, we began producing PV modules with an initial annual manufacturing capacity of three megawatts and have significantly expanded production capacities of our PV products in the past to the current level. As a result of our efforts in continuous technology innovations at all levels of our operation and progressive equipment upgrade, our overall actual manufacturing utilization rate was able to exceed 100% as of the date of this prospectus based on various conditions, such as market demand and our inventory. We believe that our actual annual manufacturing capacity for PV modules can reach approximately 4,000 megawatts for 2014. Our production facilities are located in Baoding, Haikou, Tianjin and Hengshui in China.

        In January 2009, we acquired Cyber Power Group Limited, or Cyber Power, a development stage enterprise designed to produce polysilicon, and its principal operating subsidiary in China, Fine Silicon Co., Ltd., or Fine Silicon, with an intention to establish our own in-house polysilicon production capacity. However, due to the sharp decline in polysilicon prices in recent years, Fine Silicon was not able to achieve cost-effective production. Currently, Fine Silicon is not producing any meaningful amount of polysilicon. We are in the process of refining Fine Silicon's production process.

 RISK FACTORS

        Investing in our securities involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading "Item 3.D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of determining the ratios, earnings consist of the total of the following: (i) pre-tax income from continuing operations, (ii) fixed charges, and (iii) amortization of capitalized interest, minus interest capitalized. Fixed charges are defined as the sum of the following: (i) interest expensed and capitalized, and (ii) amortization of debt issuance costs and discounts.

	For the year ended December 31,
	2009(1)	2010	2011(2)	2012(3)	2013(4)
Ratio of earnings to fixed charges	—	3.5	—	—	—

Insufficient Coverage (RMB)	622,820,620	—	3,570,897,363	3,464,288,795	2,001,238,124

(1)
Earnings for the year ended December 31, 2009 were insufficient to cover fixed charges by approximately RMB 622.8 million as our operating results were negatively impacted by the non-cash charges such as provision for doubtful accounts receivable, loss on debt extinguishment and revaluation of embedded derivative during the whole year.

(2)
Earnings for the year ended December 31, 2011 were insufficient to cover fixed charges by approximately RMB 3,570.9 million as our operating results were negatively impacted by the downward market performance during the whole year.

(3)
Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by approximately RMB 3,464.3 million as our operating results were negatively impacted by the downward market performance during the whole year.

(4)
Earnings for the year ended December 31, 2013 were insufficient to cover fixed charge by approximately RMB 2,001.2 million as our operating results were negatively impacted by the downward market performance during the whole year.

DESCRIPTION OF SECURITIES

        We may issue, offer and sell from time to time, in one or more offerings, the following securities:

  •
  ordinary shares, including ordinary shares represented by ADSs;

  •
  preferred shares;

  •
  debt securities; and

  •
  warrants to purchase ordinary shares (including ordinary shares represented by ADSs) and preferred shares.

        The following are summaries of the above securities which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. The other material terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

 DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law, Cap. 22 (Law 3 of 1961), as consolidated and revised of the Cayman Islands, which is referred to as the Companies Law below.

        As of the date of this prospectus, our authorized share capital consists of 1,000,000,000 shares, with a par value of US$0.01 each. As of the date of this prospectus, there are 156,763,770 ordinary shares (excluding restricted shares issued but unvested under our 2006 stock incentive plan) issued and outstanding. As of April 7, 2014, 103,592,337, or 66.1%, of our outstanding ordinary shares (excluding all unvested restricted shares) in the form of ADSs are held by 17 record holders in the United States.

        The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Meetings

        An annual general meeting and any extraordinary general meeting is required to be called by not less than ten days' notice in writing. Notice of every general meeting will be given to all our shareholders other than such as, under the provisions of our articles of association or the terms of issue of the shares they hold, are not entitled to receive such notices from us, and also to our directors and external auditors.

        Notwithstanding that a meeting is called by shorter notice than that mentioned above, it will be deemed to have been duly called, if it is so agreed (i) in the case of a meeting called as an annual general meeting by all our shareholders entitled to attend and vote at the meeting; (ii) in the case of any other meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right.

        No business other than the appointment of a chairperson shall be transacted at any general meeting unless a quorum is present at the commencement of business. However, the absence of a quorum will not preclude the appointment of a chairperson of the meeting. If present, the chairperson of our board of directors will be the chairperson presiding at any shareholders' meeting.

        Two of our shareholders entitled to vote and present in person or by proxy or corporate representative representing not less than one-third in nominal value of our total issued voting shares will be a quorum.

        A corporation being a shareholder will be deemed for the purpose of our articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative will be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "—Modification of Rights" below.

Voting Rights Attaching to the Shares

        Subject to any special rights or restrictions as to voting for the time being attached to any shares or in association with the Articles, at any general meeting on a show of hands every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) will have one vote for each share which such shareholder is the holder. Our board of directors may issue shares with or have attached thereto such rights or restrictions whether in regard to dividend, voting, redemption privileges or otherwise.

        Any ordinary resolution to be passed by our shareholders requires the affirmative vote of a simple majority of the votes cast at a meeting of our shareholders, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a meeting of our shareholders. Holders of our shares may by ordinary resolution, among other things, elect or remove directors, and make alterations of capital. See "—Alteration of Capital." A special resolution is required for matters such as a change of name or amendments to our memorandum and articles of association.

        No shareholder is, unless the Board otherwise determines, entitled to vote or be reckoned in a quorum, in respect of any share unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.

        If a recognized clearing house (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders provided that, if more than one person is so authorized, the authorization must specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is deemed to have been duly authorized without further evidence of the facts and be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house (or its nominee(s)).

Protection of Minorities

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of our shares in issue, appoint an inspector to examine our affairs and to report thereon in a manner as the Grand Court shall direct.

        Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

        Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our memorandum and articles of association.

        The Cayman Islands courts ordinarily would be expected to follow English case law precedents which permit a minority shareholder to commence a representative action against, or derivative actions in our name to challenge (a) an act which is beyond the power of a company or illegal, (b) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (c) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

Pre-emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess will be distributed at equal ranking among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively and (ii) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets will be distributed so that, as nearly as may be, the losses will be borne by the shareholders in proportion to the capital paid up at the commencement of liquidation.

        If we are wound up, the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any assets, shares or other securities upon which there is a liability.

Modification of Rights

        Except with respect to alteration of share capital as described below, alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of our shareholders.

        Subject to the Companies Law, the NYSE rules and our amended and restated articles of association, any shares of a class may be issued with or attached with special rights or restrictions, including the right to be redeemed at the option of us or the holder of such shares as the board may determine; provided that once the shares of such class are issued, any variation of rights or restrictions applicable to the shares of such class will require a special resolution of not less than two-thirds of the votes cast by holders of the shares of such class. The provisions of our amended and restated articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that (i) the quorum shall be a person or persons together holding (or represented by proxy) not less than one-third in nominal value of the issued shares of that class; (ii) every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder; and (iii) any holder of shares of the class present in person or by proxy or authorized representative may demand a poll.

        The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

        Our existing authorized ordinary shares confer on the holders of our ordinary shares equal rights, privileges and restrictions. The shareholders have, by virtue of adoption of our third amended and restated articles of association, authorized the issuance of ordinary shares of par value of US$0.01 each without specifying any special rights, privileges and restrictions. Therefore, our board of directors may, without further action by our shareholders, issue shares of such class and attach to such shares special rights, privileges or restrictions, which may be different from those associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected. The ordinary shares underlying the ADSs in our issued and outstanding share capital have not been issued on the express terms that they are redeemable. However, our board of directors may pass resolutions to allow us to redeem the ordinary shares from the holders, and two-thirds of the votes cast by the holders of the ordinary shares may approve such variation of share rights. The minority shareholders will not be able to prevent their share rights being varied in such a way and their ordinary shares could become redeemable by us as a result.

Alteration of Capital

        We may from time to time by ordinary resolution:

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  increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

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  divide our shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to these shares any preferential or special rights, privileges or restrictions, provided that after the shareholders authorize a class of shares without any special rights, privileges or restrictions, our board of directors may, without further resolution of the shareholders, issue shares of such class and attach such rights, privileges or restrictions, and following such issuance of the shares of such class, a two-thirds vote of such class of shares will be required to further vary the special rights, privileges or restrictions attached to such class of shares;

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  sub-divide our shares into shares of smaller amount than is fixed by our memorandum and articles of association, subject to the Companies Law and may determine that, among the shares so sub-divided, some of such shares may have preferred or other rights or restrictions that are different from those applicable to the other such shares resulting from the sub-division; and

  •
  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital, or any capital redemption reserve in any manner authorized by law.

Transfer of Shares

        Subject to such of the restrictions of our amended and restated articles of association, any of our shareholder may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in or such other form prescribed by the NYSE or in any other form which the directors may approve. Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

          (a)   the instrument of transfer is lodged with us accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

          (b)   the instrument of transfer is in respect of only one class of share;

          (c)   the instrument of transfer is properly stamped (in circumstances where stamping is required);

          (d)   in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

          (e)   a fee, if any, of such maximum sum as the NYSE may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

        If the directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by other means in accordance with the requirements of the NYSE, be suspended and the register closed at such times and for such periods as the directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.

Share Repurchase

        We are empowered by the Companies Law and our amended and restated articles of association to purchase our own shares subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the NYSE or by any other recognized stock exchange on which our securities are listed.

Dividends

        Subject to the Companies Law, we may declare dividends in any currency to be paid to our shareholders but no dividends shall exceed the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

        Except in so far as the rights attaching to or the terms of issue of, any share otherwise provides (i) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share; and (ii) all dividends shall be apportioned and paid pro rata according to the amounts paid upon the shares during any portion or portions of the period in respect of which the dividend is paid.

        Our directors may also pay any interim dividend which is payable on any shares semi-annually or on any other dates, whenever our profits, in the opinion of the directors, justify such payment.

        Our directors may deduct from any dividend or bonus payable to any shareholder all sums of money (if any) presently payable by him to us on account of calls, installments or otherwise.

        No dividend or other monies payable by us on or in respect of any share shall bear interest against us.

        In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that; (i) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment; or (ii) that the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the directors may think fit. We may also, on the recommendation of our directors, resolve in respect of any particular dividend that, notwithstanding the foregoing, it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right of shareholders to elect to receive such dividend in cash in lieu of such allotment.

        Any dividend interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to us.

        All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by our board of directors and, if so forfeited, shall revert to us.

        Whenever our directors or the shareholders in general meeting have resolved that a dividend be paid or declared, the directors may further resolve that such dividend be satisfied by direct payment or satisfaction wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular our directors may issue fractional certificates or authorize any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to the directors and appoint any person to sign any requisite instruments of transfer and other documents on behalf of a person entitled to the dividend, which appointment shall be effective and binding on our shareholders.

Untraceable Shareholders

        We are entitled to sell any share of a shareholder who is untraceable, provided that:

            (i)  all checks or warrants in respect of dividends of such shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years prior to the publication of the advertisement and during the three months referred to in paragraph (3) below;

           (ii)  we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

          (iii)  we have caused an advertisement to be published in newspapers in the manner stipulated by our amended and restated articles of association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such advertisement and NYSE has been notified of such intention.

        The net proceeds of any such sale shall belong to us and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Board of Directors

General

        We are managed by a board of directors which must consist of not less than two members. Any director on our board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our board of directors or additions to the existing board of directors can be filled by way of an ordinary resolution of shareholders or by the affirmative vote of a simple majority of the remaining directors. The directors may at any time appoint any person as a director to fill a vacancy or as an addition to the existing board, but any director so appointed by the board of directors shall hold office only until the next following annual general meeting of our Company and shall then be eligible for re-election. Other than the chairperson of our board or any managing director who are not required to retire, one-third of the rest of our directors (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) who were appointed by shareholders at a general meeting are subject to retirement from office by rotation at each general meeting. Retiring directors are eligible for re-election.

        Meetings of the board of directors may be convened at any time deemed necessary by any members of the board of directors.

        A meeting of the board of directors will be competent to make lawful and binding decisions if any two members of the board of directors are present or represented. At any meeting of the directors, each director, be it by his presence or by his alternate, is entitled to one vote.

        Questions arising at a meeting of the board of directors are required to be decided by simple majority votes of the members of the board of directors present or represented at the meeting. In the case of a tie vote, the chairperson of the meeting shall have a second or deciding vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

Borrowing Powers

        Our directors may exercise all the powers to raise or borrow money, to mortgage or charge all or any part of our undertaking, property and assets (present and future) and uncalled capital and, subject to the Companies Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of ours or of any third party.

Inspection of Books and Records

        Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

Exempted Company

        We are an exempted company with limited liability under the Companies Law. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on our shares. We are subject to reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. We currently intend to comply with the NYSE rules, in lieu of following home country practice. The NYSE rules require that every company listed on the NYSE hold an annual general meeting of shareholders. In addition, our third amended and restated articles of association allows directors or shareholders holding not less than 50% of the voting power at shareholder meetings to call special shareholder meetings pursuant to the procedures set forth in the articles. We believe that the differences with respect to being a Cayman Islands exempted company as opposed to a Delaware corporation do not pose additional material risks to investors, other than the risks described under "Risk Factors—Risks Related to Our ADSs" in our most recently filed annual report on Form 20-F.

Differences in Corporate Law

        The Companies Law is modeled after similar law in England but does not necessarily always follow recent changes in English law. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

(i) Schemes of Arrangement

        The Companies Law contains statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the Company is not proposing to act illegally or beyond its power and the statutory provisions as to the due majority vote have been complied with;

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  the shareholders have been fairly represented at the meeting in question;

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  the arrangement is such that a businessman would reasonably approve; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on minority."

        When a take-over offer is made and accepted by holders of 90.0% of the shares (within four months), the offeror may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or a breach of the Companies Law.

        If a scheme of arrangement or takeover offer is thus approved or accepted, the dissenting shareholder are unlikely to have any rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

(ii) Mergers and Consolidations

        The Companies Law provides for mergers and consolidations between Cayman Islands companies (and between Cayman Islands companies and foreign companies if the merged company or consolidated company will continue to be a Cayman Islands company). Merger means the merging of two or more constituent companies into a sole remaining constituent company or surviving company and the vesting of the assets and liabilities of the constituent companies in the surviving company. Consolidation means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of the constituent companies in the consolidated company. The directors of each constituent company must approve a written plan of merger or consolidation (the "Plan"). The Plan must contain certain prescribed information including the basis of converting the shares in each constituent company into shares of the consolidated company or surviving company and the rights attached thereto; any proposed amendments to the memorandum and articles of the surviving company in a merger or the proposed new memorandum and articles of the consolidated company in a consolidation and details of all secured creditors. The Plan must be approved by the shareholders of each constituent company by a special resolution of our shareholders.

        Shareholders do not need to approve a merger between a Cayman Islands parent company and a Cayman Islands subsidiary. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        The Plan must be filed with the Registrar of Companies together with supporting documents including a declaration (i) of solvency (debts as they fall due), (ii) that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies, (iii) of the assets and liabilities of each constituent company, (iv) that no proceedings are outstanding and that no order has been made or resolution passed to wind up the constituent company or to appoint a receiver, trustee or administrator in any jurisdiction (v) that no scheme, order, compromise or arrangement has been made in any jurisdiction whereby the rights of creditors have been suspended or restricted and an undertaking that a copy of the certificate of merger or consolidation will be given to members and creditors of the constituent company and notification of the merger or consolidation will be published in the Cayman Islands Gazette.

        A certificate of merger or consolidation is issued by the Registrar of Companies which is prima facie evidence of compliance with all statutory requirements in respect of the merger or consolidation.

        The effective date of a merger or consolidation is the date the Plan is registered by the Registrar of Companies although the Plan may provide for an effective date up to 90 days after the date of registration.

        In certain circumstances a dissentient shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        The following procedure will otherwise apply:

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  The dissentient shareholder must give written notice of objection ("notice of objection") to the constituent company before the vote to approve the merger or consolidation.

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  Within 20 days of the vote approving the merger or consolidation the constituent company must give written notice of the approval ("approval notice") to all dissentient shareholders who served a notice of objection.

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  Within 20 days ("dissent period") of the approval notice a dissentient shareholder must give a written notice of dissent ("notice of dissent") to the constituent company demanding payment of the fair value of his shares.

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  Within 7 days of the expiry of the dissent period or within 7 days of the date on which the plan of merger or consolidation is filed with the Registrar of Companies (whichever is later) the constituent company, surviving company or consolidated company must make a written offer ("fair value offer") to each dissentient shareholder to purchase their shares at a price determined by the company to be their fair value.

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  If the company and the dissentient shareholders fail to agree the price within 30 days of the fair value offer ("negotiation period") then within 20 days of the expiry of the negotiation period the company must apply to the Grand Court of the Cayman Islands to determine the fair value of the shares held by all dissentient shareholders who have served a notice of dissent and who have not agreed the fair value with the company. All rights, benefits, immunities, privileges and property (including business and goodwill) of each of the constituent companies will vest in the surviving or consolidated company which will be liable for all debts, contracts, obligations, mortgages, charges, security interests and liabilities of each constituent company. Existing claims, proceedings, judgments, orders or rulings applicable to each constituent company will automatically apply to the surviving company or the consolidated company.

Shareholders' Suits

        Derivative actions have been brought under Cayman Islands law but were unsuccessful for technical reasons. In principle, we will normally be the proper plaintiff and a derivative action may not normally be brought by a minority shareholder. However, based on English authorities, which would likely be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or beyond its power;

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  the act complained of, although not beyond the power of the company, could be effected only if authorized by more than a simple majority vote that has not been obtained;

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  those who control the company are perpetrating a "fraud on the minority"; and

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  the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated

memorandum and articles of association permit indemnification of officers, directors and auditors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers or auditors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Anti-takeover Provisions in the Amended and Restated Memorandum and Articles of Association

        Cayman Islands law does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings, act by written consent and submit shareholder proposals. Our amended memorandum and articles of incorporation provide for, among others, a staggered board, blank check preferred stock and provisions that restrict the rights of shareholders to call shareholders' meetings and eliminate their right to act by written consent.

Directors' Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        Under Cayman Islands law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to personally profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        In general, the Companies Law imposes various duties on officers of a company with respect to certain matters of management and administration of the company. The Companies Law contains provisions, which impose default fines on persons who fail to satisfy those requirements. However, in many circumstances, an individual is only liable if he knowingly is guilty of the default or knowingly and willfully authorizes or permits the default.

Shareholder Action by Written Consent

        Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Law allows a special resolution to be passed in writing if signed by all the shareholders and authorized by the articles of association.

Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Companies Law does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated articles of association allow our shareholders holding not less than 50% of our paid-up voting share capital to requisition a shareholder's meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our amended and restated articles of association require us to call such meetings.

Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. While there is nothing under the Cayman Islands law which specifically prohibits or restricts the creation of cumulative voting rights for the election of directors of a Company, our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed, by way of ordinary resolution of the shareholders.

Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a

Delaware public corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        A Cayman company may enter into some business transactions with significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without prior approval from the shareholders.

Sale of Assets

        Contrary to the general practice in most corporations incorporated in the United States, Cayman Islands law does not require that shareholders approve sales of all or substantially all of a company's assets.

Dissolution; Winding up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law of the Cayman Islands and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting.

Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated articles of association provides that, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the vote at a class meeting of holders of two-thirds of the shares of such class.

Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with the vote of holders of two-thirds of our shares voting at a meeting.

Rights of Non-resident or Foreign Shareholders

        There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Rights Plan

        On October 17, 2007, our board of directors authorized the distribution of one ordinary share purchase right, which we refer to as the purchase right, for each ordinary share as of the close of business on October 26, 2007. The distribution was made on October 26, 2007, to the shareholders of record as of the close of business on October 26, 2007, or the rights record date. One such right will also be attached to each ordinary shares subsequently issued until the earlier of the distribution date and the expiration date thereunder. The purchase rights will become exercisable only if a person or group obtains ownership of 15% or more of the Company's ordinary shares (including by acquisition of our ADSs) or enters into an acquisition transaction without the approval of our board of directors, at which time the holders of the purchase rights (other than the acquiring person or group) will be entitled to purchase from us our ordinary shares at half of the market price at the time of purchase. In the event of a subsequent acquisition of the Company, the holders (other than the acquiring person or group) may be entitled to buy ordinary shares of the acquiring entity half price. The exercise price which we refer to as the rights purchase price, is US$95.00 per purchase right, subject to adjustment. The description and terms of the purchase rights are set forth in a rights agreement dated as of October 17, 2007, as amended as of June 2, 2008, which we refer to as the rights plan, between the Company and RBC Dexia Corporate Services Hong Kong Limited, as rights agent.

        Under the rights plan, Tianwei Baobian will be permitted to purchase our ordinary shares (i) pursuant to its subscription rights under the joint venture contract, as amended, and (ii) from Yingli Power, in each case without triggering the exercisability of the purchase rights.

        Until the close of business on the earlier of (i) the tenth day after the first date of a public announcement that a person (other than an exempted entity as defined in the rights plan, or an exempted entity) or group of affiliated or associated persons, which we refer to as an acquiring person, has acquired beneficial ownership of 15% or more of our ordinary shares then outstanding or (ii) the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person (other than an exempted entity) or group of 15% or more of our ordinary shares then outstanding (the earlier of such dates being referred to as the distribution date), the purchase rights will be evidenced by the ordinary shares represented by certificates for ordinary shares outstanding as of the rights record date, together with a copy of the summary of rights disseminated in connection with the original distribution of the purchase rights.

        As defined in the rights plan, "exempted entity" means (i) the Company, (ii) any subsidiary of ours, (iii) any entity or trustee holding our ordinary shares for or pursuant to the terms of any employee benefit plan of ours or of any subsidiary of the Company or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of ours, (iv) any Yingli Power entity for so long as it beneficially owns no more than 46.42%, and no less than 15%, of our outstanding ordinary shares; and (v) any Tianwei Baobian entity with respect to our ordinary shares Tianwei Baobian may obtain pursuant to its subscription right or from a Yingli Power entity for so long as the Tianwei Baobian entity beneficially owns no more than 26.78%, and no less than 15% (in each case excluding any ordinary shares as to which it acquires beneficial ownership from a Yingli Power entity), of our outstanding ordinary shares.

        The rights plan provides that, until the distribution date (or earlier redemption or expiration of the purchase rights), the purchase rights will be transferable only in connection with the transfer of ordinary shares. The purchase rights are not exercisable until the distribution date. The purchase rights will expire on October 17, 2017 unless extended or unless the purchase rights are earlier redeemed or exchanged by us as described below.

        In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a purchase right, other than purchase rights beneficially owned by the acquiring person (which will thereupon become void), will thereafter have the right to receive upon exercise of a purchase right and payment of the rights purchase price, the number of our ordinary shares having a market value of two times the rights purchase price.

        In the event that, after a person or group has become an acquiring person, we are acquired in an amalgamation, merger, scheme of arrangement or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a purchase right (other than purchase rights beneficially owned by an acquiring person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the purchase right, the number of ordinary shares of the person with whom we have engaged in the foregoing transaction (or its parent) having a market value of two times the then-current rights purchase price at the time of such transaction.

        At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of our outstanding ordinary shares or the occurrence of an event described in the prior paragraph, our board of directors may exchange the purchase rights (other than purchase rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one ordinary share per purchase right (subject to adjustment).

        The rights purchase price payable and the number of ordinary shares or other securities or property issuable upon exercise of the purchase rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in rights purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such rights purchase price. No fractional ordinary shares will be issued; in lieu thereof, an adjustment in cash will be made based on the market price of our ordinary shares on the last trading day prior to the date of exercise.

        At any time prior to the time an acquiring person becomes such, our board of directors may redeem the purchase rights in whole, but not in part, at a price of US$0.01 per purchase right, which we refer to as the rights redemption price. The redemption of the purchase rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the purchase rights, the right to exercise the purchase rights will terminate and the only right of the holders of purchase rights will be to receive the right redemption price.

        For so long as the purchase rights are then redeemable, we may, except with respect to the rights redemption price, amend the rights plan in any manner. After the purchase rights are no longer redeemable, we may, except with respect to the rights redemption price, amend the rights plan in any manner that does not adversely affect the interests of holders of the purchase rights.

        Until a purchase right is exercised or exchanged, the holder of such purchase right will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

        JPMorgan Chase Bank, N.A., as depositary, will issue ADSs in an offering of ADSs. Each ADS will represent an ownership interest in one ordinary share which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among us, the depositary and you as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which it has not distributed directly to you. Unless specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflects your ownership of ADSs.

        The depositary's office is located at 1 Chase Manhattan Plaza, Floor 58, New York, NY 10005-1401.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement dated as of July 13, 2007 and amended and supplemented as of February 3, 2009 and, among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Pursuant to the supplemental agreement to the deposit agreement dated as of February 3, 2009, the ordinary shares underlying the ADRs are entitled to certain rights set forth in a rights agreement between us and RBC Dexia Corporate Services Hong King Limited, as rights agent, or the Rights Agent, dated as of October 17, 2007, which is amended by Amendment No. 1 to the Rights Agreement dated as of June 2, 2008 between us and the Rights Agent. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law.

        The following is a summary of the material terms of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's public reference room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at www.sec.gov.

Share Dividends and Other Distributions

How will you Receive Dividends and Other Distributions on the Shares Underlying your ADSs?

        We may make various types of distributions with respect to our securities. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

        Except as stated below, to the extent the depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash.  The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered holders, and (iii) deduction of the depositary's expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

  •
  Rights to Receive Additional Shares.  In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the depositary may lawfully distribute such rights, the depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the depositary may:

  •
  sell such rights if practicable and distribute the net proceeds as cash; or

  •
  if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

        We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

  •
  Other Distributions.  In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

        If the depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability for interest thereon and dealt with by the depositary in accordance with its then current practices.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

        There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does the Depositary Issue ADSs?

        The depositary will issue ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

        Shares deposited in the future with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

        The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as "deposited securities."

        Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

How do ADR Holders Cancel an ADS and Obtain Deposited Securities?

        When you turn in your ADSs at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian's office or effect delivery by such other means as the depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

  •
  temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The Depositary may Fix Record Dates for the Determination of the ADR Holders who will be Entitled (or Obligated, as the Case may be):

  •
  to receive a dividend, distribution or rights,

  •
  to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities,

  •
  for the determination of the registered holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR,

  •
  to receive any notice or to act in respect of other matters, or

  •
  all subject to the provisions of the deposit agreement.

Voting Rights

How do you vote?

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the depositary will notify the ADR holders of any shareholder meeting or solicitation of consents or proxies. This notice will state such information as contained in the voting materials and describe how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

        There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will you be able to view our reports?

        The depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the Securities and Exchange Commission.

        Additionally, if we make any written communications generally available to holders of our shares, including the depositary or the custodian, and we request the depositary to provide them to ADR holders, the depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

Fees and Expenses

What Fees and Expenses will you be Responsible for Paying?

        ADR holders will be charged a fee for each issuance of ADSs, including issuances resulting from distributions of shares, rights and other property, and for each surrender of ADSs in exchange for deposited securities. The fee in each case is US$5.00 for each 100 ADSs (or any portion thereof) issued or surrendered.

        The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADRs), whichever is applicable:

  •
  to the extent not prohibited by the rules of any stock exchange or interdealer quotation system upon which the ADSs are traded, a fee of US$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

  •
  a fee of US$0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the deposit agreement;

  •
  a fee of US$0.04 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering our ADR program (which fee may be charged on a periodic basis during each calendar year (with the aggregate of such fees not to exceed the amount set forth above) and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

  •
  any other charge payable by any of the depositary, any of the depositary's agents, including, without limitation, the custodian, or the agents of the depositary's agents in connection with the servicing of our shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

  •
  a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

  •
  stock transfer or other taxes and other governmental charges;

  •
  cable, telex and facsimile transmission and delivery charges incurred at your request;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

  •
  expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars; and

  •
  such fees and expenses as are incurred by the depositary (including without limitation expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable laws, rules or regulations.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The fees described above may be amended from time to time.

        Our depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide services to any holder until the fees owing by such holder for those services and any other unpaid fees are paid.

Payment of Taxes

        ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.

Reclassifications, Recapitalizations and Mergers

        If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:

  (i)
  amend the form of ADR;

  (ii)
  distribute additional or amended ADRs;

  (iii)
  distribute cash, securities or other property it has received in connection with such actions;

  (iv)
  sell any securities or property received and distribute the proceeds as cash; or

  (v)
  none of the above.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How May the Deposit Agreement be Amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities.

How May the Deposit Agreement be Terminated?

        The depositary may terminate the deposit agreement by giving the ADR holders at least 30 days prior notice, and it must do so at our request. The deposit agreement will be terminated on the removal of the depositary for any reason. After termination, the depositary's only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR holders

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to ADR Holders and Holders of ADSs

        Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the depositary and its custodian may require you to pay, provide or deliver:

  •
  payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

  •
  the production of proof satisfactory to the depositary and/or its custodian of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, payment of applicable taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, information relating to the registration of the shares on the books maintained by or on our behalf for the transfer and registration of shares, compliance with applicable laws, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADR, as it may deem necessary or proper; and

  •
  compliance with such regulations as the depositary may establish consistent with the deposit agreement.

        The deposit agreement expressly limits the obligations and liability of the depositary, us and our respective agents. Neither we nor the depositary nor any such agent will be liable if:

  •
  present or future law, rule or regulation of the United States, the Cayman Islands or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary's or our respective agents' control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provides shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

  •
  it exercises or fails to exercise discretion under the deposit agreement or the ADR;

  •
  it performs its obligations without gross negligence or bad faith;

  •
  it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

  •
  it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

        The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages.

        The depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interest in ADSs

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to request you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of deposited securities and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Requirements for Depositary Actions

        We, the depositary or the custodian may refuse to:

  •
  issue, register or transfer an ADR or ADRs;

  •
  effect a split-up or combination of ADRs;

  •
  deliver distributions on any such ADRs; or

  •
  permit the withdrawal of deposited securities (unless the deposit agreement provides otherwise), until the following conditions have been met:

  •
  the holder has paid all taxes, governmental charges, and fees and expenses as required in the deposit agreement;

  •
  the holder has provided the depositary with any information it may deem necessary or proper, including, without limitation, proof of identity and the genuineness of any signature; and

  •
  the holder has complied with such regulations as the depositary may establish under the deposit agreement.

        The depositary may also suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs, or the withdrawal of deposited securities (unless the deposit agreement provides otherwise), if the register for ADRs or any deposited securities is closed or the depositary decides it is advisable to do so.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.

        The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Pre-release of ADSs

        The depositary may issue ADSs prior to the deposit with the custodian of shares (or rights to receive shares). This is called a pre-release of the ADS. A pre-release is closed out as soon as the underlying shares (or rights to receive shares from us or from any registrar, transfer agent or other entity recording share ownership or transactions) are delivered to the depositary. The depositary may pre-release ADSs only if:

  •
  the depositary has received collateral for the full market value of the pre-released ADSs (marked to market daily); and

  •
  each recipient of pre-released ADSs agrees in writing that he or she:

  •
  owns the underlying shares,

  •
  assigns all rights in such shares to the depositary,

  •
  holds such shares for the account of the depositary and

  •
  will deliver such shares to the custodian as soon as practicable, and promptly if the depositary so demands.

        In general, the number of pre-released ADSs will not evidence more than 30% of all ADSs outstanding at any given time (excluding those evidenced by pre-released ADSs). However, the depositary may change or disregard such limit from time to time as it deems appropriate. The depositary may retain for its own account any earnings on collateral for pre-released ADSs and its charges for issuance thereof.

Appointment

        In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

  •
  be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

  •
  appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

DESCRIPTION OF PREFERRED SHARES

        Our board of directors has the authority, without shareholder approval, to issue an unlimited number of preferred shares in one or more series.

        Our board of directors may establish the number of shares to be included in each such series and may set the designations, powers, preferences and relative, participating, optional and other rights, if any, of the series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

        The specific terms of any preferred shares to be offered by this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred shares offered may differ from the general terms set forth below. Unless otherwise specified in the prospectus supplement relating to the preferred shares offered thereby, each series of preferred shares offered will rank in equal right of payment to all other series of our preferred shares, and holders thereof will have preemptive rights. The preferred shares offered will, when issued, be fully paid and nonassessable.

        You should read the applicable prospectus supplement for the terms of the preferred shares offered. The terms of the preferred shares set forth in such prospectus supplement may include the following, as applicable to the preferred shares offered thereby:

  •
  the designation of the series of preferred shares;

  •
  the number of shares of such preferred shares offered;

  •
  the liquidation preference per share and the offering price of such preferred shares;

  •
  the dividend rate or rates of such preferred shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

  •
  the amounts payable on shares of such preferred shares in the event of voluntary or involuntary liquidation, dissolution or winding up;

  •
  the redemption rights and price or prices, if any, for the shares of such preferred shares;

  •
  the terms and amount of any sinking fund providing for the purchase or redemption of the shares of such preferred shares, if any;

  •
  the voting rights, if any, granted to the holders of the shares of such preferred shares;

  •
  whether the preferred shares will be convertible into our ordinary shares or any other class of our shares capital, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion will be made;

  •
  any other rights, preferences, restrictions, limitations or conditions relating to the shares of preferred shares as may be permitted by the Companies Law or our articles of association; and

  •
  a discussion of U.S. federal income tax considerations applicable to such preferred shares.

 DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities we may offer using this prospectus or one or more prospectus supplements. The debt securities will be issued under an indenture, dated as of November 28, 2008, or the Indenture, between us and Wilmington Trust Company, as trustee, or under one or more other indentures to be entered into between us and the trustee named thereunder. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We have summarized certain terms and provisions of the Indenture. The summary is not complete. The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the Indenture for the provisions which may be important to you. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

        The Indenture does not limit the amount of debt securities which we may issue. We may issue debt securities in one or more series and up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including, among other things, the following:

  •
  the title of the debt securities of the series;

  •
  limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

  •
  the dates on which or periods during which the debt securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities of such series are or may be payable or the method by which such date or dates may be determined or extended;

  •
  the rate or rates at which the debt securities of the series will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and, in the case of registered debt securities, the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

  •
  if other than U.S. Dollars, the currency in which debt securities of the series will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities of the series will be payable and any other terms concerning such payment;

  •
  if the amount of payment of principal of, premium, if any, or interest on the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

  •
  if the principal of, premium, if any, or interest on debt securities of the series will be payable, at our election or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

  •
  the place or places, if any, in addition to or instead of the corporate trust office of the trustee where the principal of, premium, if any, and interest on debt securities of the series will be payable, and where debt securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, if a different location, and the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made;

  •
  the price or prices at which, the period or periods within which, or the date or dates on which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, if we have that option;

  •
  our obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder thereof, and the price or prices at which, the period or periods within which or the date or dates on which, the currency or currencies in which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of US$1,000 or any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration of acceleration of the maturity;

  •
  whether the debt securities of the series are to be issued as original issue discount debt securities and the amount of discount with which such debt securities may be issued;

  •
  provisions, if any, for the defeasance of debt securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

  •
  whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual debt securities represented thereby;

  •
  the date as of which any global security of the series will be dated if other than the original issuance of the first debt security of the series to be issued;

  •
  the form of the debt securities of the series;

  •
  if the debt securities of the series will be convertible into or exchangeable for any securities or property of any person or entity (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

  •
  whether the debt securities of such series are subject to subordination and the terms of such subordination;

  •
  any restriction or condition on the transferability of the debt securities of such series;

  •
  any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to debt securities of such series;

  •
  any addition or change in the provisions related to supplemental indentures which applies to debt securities of such series;

  •
  provisions, if any, granting special rights to holders upon the occurrence of specified events;

  •
  any addition to or change in the Events of Default (as defined in the Indenture) which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable and any addition or change in the provisions which applies to debt securities of the series;

  •
  any addition to or change in the covenants set forth in the Indenture which apply to debt securities of the series; and

  •
  any other terms of the debt securities of the series, or any provisions of the Indenture that will not apply to such debt securities or will apply as modified by the terms of such supplemental indenture.

Events of Default

        The term "Event of Default" as used in the Indenture with respect to debt securities of any series means one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified:

  (a)
  default in the payment of any interest on the debt securities, when the interest becomes due and payable, and continuance of such default for a period of 30 days;

  (b)
  default in the payment of principal of or any premium on the debt securities, when the principal or premium becomes due and payable at their maturity, upon exercise of any repurchase right applicable to such debt securities by call for redemption (otherwise than pursuant to a sinking fund), upon repurchase at the option of the holder thereof, upon acceleration or otherwise;

  (c)
  our failure to pay a sinking fund installment, if any, when and as the same will become payable by the terms of the debt securities, which failure will have continued unremedied for a period of 30 days;

  (d)
  our failure to comply with any of other agreements contained in the debt securities of such series or the Indenture;

  (e)
  certain events in bankruptcy, insolvency, reorganization or other similar proceedings with respect to us;

  (f)
  the occurrence of any other Event of Default with respect to the debt securities as provided in a supplemental indenture and the prospectus supplement;

provided, however, that no event described in clause (d) or (other than with respect to a payment default) (f) above constitute an Event of Default hereunder until a responsible officer assigned to and working in the trustee's corporate trust department has actual knowledge thereof or until a written notice of any such event is received by the trustee, and such notice refers to the facts underlying such event, the debt securities generally, us and the Indenture.

        If an Event of Default described above with respect to the debt securities of any series at the time outstanding occurs and is continuing, then, and in each and every such case, either the trustee or the holders of 25% or more in principal amount of the debt securities of such series then outstanding may (and upon the written request of the holders of a majority in principal amount of such debt securities then outstanding, the trustee should) declare the principal of and all accrued but unpaid interest on all the debt securities of such series then outstanding, if not then due and payable, to be due and payable, and upon any such declaration the same will become and be immediately due and payable (subject to applicable law). Except with respect to an Event of Default under subsections (e) above and except to the extent otherwise provided in subsection (d) above, no Event of Default with respect to debt securities of one series will constitute an Event of Default with respect to debt securities of any other series. Upon payment of such amounts in the currency in which such debt securities are denominated, all of our obligations of in respect of the payment of principal of and interest on the debt securities of such series will terminate.

        After a declaration of acceleration with respect to the debt securities of such series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.

        During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person's own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity.

        Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has neglected or failed to do so within 60 days after it received this notice.

        The trustee will, within 90 days after any Event of Default occurs, if known to the trustee, give notice of the Event of Default to the holders of the debt securities of that series, unless the Event of Default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due or making any sinking fund payment, the trustee can withhold giving notice to the holders if a determination is made in good faith by the responsible officers of the trustee that the withholding of notice is in the interest of the holders.

        We are required to furnish to the trustee within 120 days after the end of each fiscal year a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president and treasurer as to his or her knowledge of our compliance with all conditions and covenants under the Indenture.

Amendment and Waiver

        The Indenture may be amended or supplemented without the consent of any holder of debt securities in order to:

  •
  add to the covenants and agreements to be observed, and to add Events of Default, in each case for the protection or benefit of the holders of debt securities of all or any series or to surrender any right or power conferred in the Indenture upon us;

  •
  delete or modify any Events of Default with respect to all or any series of the debt securities, and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

  •
  add to or change any of the provisions of the Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on registered debt securities; provided that any such action may not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  evidence the succession of another corporation to us, or successive successions, and the assumption by such successor of our covenants and obligations of contained in the debt securities of one or more series and in the Indenture or any supplemental indenture;

  •
  evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the Indenture as necessary for or facilitate the administration of the trusts by more than one trustee;

  •
  secure any series of debt securities;

  •
  evidence any changes to the Indenture for the removal, appointment or replacement of trustee pursuant to the Indenture;

  •
  cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any indenture supplemental thereto which may be defective or inconsistent with any other provision contained in the Indenture or in any indenture supplemental, or to make any other provisions with respect to matters or questions arising under the Indenture or in any indenture supplemental which do not materially and adversely affect the interests of any holder of debt securities of any affected series; provided that no such provisions will be deemed to adversely effect the holders of any affected series of debt securities if such change is made to conform the terms of such debt securities to the terms described in the offering document used in the initial distribution thereof;

  •
  comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  •
  provide for uncertificated securities in addition to certificated securities;

  •
  prohibit the authentication and delivery of additional debt securities of any series;

  •
  establish the form and terms of debt securities of any series as permitted in the Indenture, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the Indenture, or other conditions, limitations or restrictions thereafter to be observed;

  •
  supplement any of the provisions of the indenture to such extent as necessary to permit or facilitate the defeasance and discharge of any of the debt securities, provided that any such action will not adversely affect the interests of any holder of debt securities of any affected series in any material respect as evidenced by an opinion of counsel;

  •
  make any change to the Indenture of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an opinion of counsel, provided that any such change will not adversely affect the interests of any holder of debt securities of any affected series in any material respect; or

  •
  change or eliminate any of the provisions of the Indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply.

        With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, we and the trustee may amend or supplement the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the holders of the debt securities of such series to be affected; provided, however, that no such amendment or supplement may, without the consent of the holder of each outstanding debt security affected:

  •
  extend the stated maturity of the principal of, or any installment of interest on, any debt security, or reduce its principal amount or interest or any premium payable upon redemption thereof, or change the currency in which the principal of and premium, if any, or interest on such debt security is denominated or payable, or reduce the amount of the principal and premium, if any, that would be due and payable upon a declaration of acceleration of the maturity thereof, or impair the right to institute suit for the enforcement of any payment on any debt security or adversely affect any right to convert or exchange any debt security; or

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any amendment or supplement, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture; or

  •
  modify the rights, duties or immunities of the trustee;

  •
  modify the provisions with respect to the repurchase rights of the holders, as applicable, in debt securities of such series in a manner adverse to holders thereof; or

  •
  alter the manner of calculation or rate of accrual of interest, repurchase price or the conversion rate, as applicable, on any debt security of such series or extend the time for payment of any such amount; or

  •
  modify certain other provisions of the Indenture.

Merger, Consolidation and Sale of Assets

        Except as other provided with respect to any series of debt securities, we are not permitted to consolidate with or merge with or into any person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to any successor person or entity other than to one or more or our wholly-owned subsidiaries, unless:

  (a)
  we are the surviving entity or the resulting, surviving or transferee entity, if other than us, expressly assumes our obligations on any debt securities and under the Indenture;

  (b)
  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing under the Indenture. A purchase by a subsidiary of all or substantially all of the assets of another entity will not be deemed to be a purchase of such assets by us; and

  (c)
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease, or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the relevant provisions under the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

        Upon any consolidation with, or merger into, any other person or entity or any conveyance, transfer or lease of all or substantially all of our properties and assets in accordance with paragraph (a), the successor person or entity formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, us under the Indenture with the same effect as if such successor person or entity had been named as us in the Indenture, and thereafter, except in the case of a lease, the predecessor person or entity will be discharged from all obligations under the Indenture and any debt securities.

Satisfaction, Discharge and Defeasance

        The Indenture, with respect to the debt securities of any series (if all series issued under the Indenture are not affected), will, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such debt securities expressly provided for and rights to receive payments of principal of and premium, if any, and interest on such debt securities)

and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when,

  •
  either:

  –
  all debt securities of such series that have been authenticated and delivered have been delivered to the trustee for cancellation; or

  –
  all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or will be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice by the trustee in our name and at our expense, and we have deposited or caused to be deposited with the trustee or paying agent as trust funds in trust for the purpose an amount in the currency in which such debt securities are denominated sufficient to pay and discharge the entire indebtedness on such debt securities for principal and premium, if any, and interest to the date of such deposit or to the stated maturity or redemption date, as the case may be;

  •
  we have paid or caused to be paid all other sums payable hereunder under the Indenture; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel each stating that all conditions precedent in the Indenture provided for relating to the satisfaction and discharge of the Indenture with respect to such series have been complied with.

        At our option, we may be deemed to have been discharged from our obligations with respect to debt securities of any series on the first day after the applicable conditions set forth below have been satisfied, or we may cease to be under any obligation to comply with any term, provision or condition under the Indenture with respect to debt securities of any series at any time after the applicable conditions set forth below have been satisfied:

  •
  we have deposited or caused to be deposited irrevocably with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series (A) money in an amount, or (B) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (C) a combination of (A) and (B), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the outstanding securities of such series on the dates such installments of interest or principal and premium are due;

  •
  No Event of Default or event (including such deposit) that, with notice or lapse of time, or both, would become an Event of Default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit; and

  •
  We have delivered to the trustee an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option above and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the debt securities of such series being discharged, the opinion of counsel must also state that the basis for the foregoing tax treatment is that (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to that effect or (2) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law.

 DESCRIPTION OF WARRANTS

        We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

        We may issue warrants to purchase our ordinary shares (including ordinary shares represented by ADSs) or preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under one or more warrant agreements to be entered into between us and such warrant agent as may be named therein, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The particular terms of the warrants, the warrant agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the warrants;

  •
  the offering price, if any;

  •
  the aggregate amount of warrants and the aggregate amount of securities purchasable upon exercise of the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued, and the amount of warrants issued with each security;

  •
  the date, if any, on and after which the warrants and the related security will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  a discussion of U.S. federal income tax, accounting or other considerations applicable to the warrants;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

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  political and economic stability;

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  an effective judicial system;

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  a favorable tax system;

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  the absence of exchange control or currency restrictions; and

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  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

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  the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

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  Cayman Islands companies do not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Yingli Green Energy Americas, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Conyers Dill & Pearman (Cayman) Limited, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

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  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman (Cayman) Limited has further advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        Fangda Partners has advised us further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments, which do not otherwise violate basic legal principles, state sovereignty, safety or social public interest of the PRC, in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between the PRC and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would recognize and enforce judgments rendered by U.S. courts.

 LEGAL MATTERS

        Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman (Cayman) Limited to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Fangda Partners. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

 EXPERTS

        The consolidated financial statements of Yingli Green Energy Holding Company Limited as of December 31, 2012 and 2013 and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The offices of KPMG are located at 8th Floor, Prince's Building, 10 Chater Road, Central, Hong Kong Special Administrative Region, People's Republic of China.

[    •    ] American Depositary Shares

Yingli Green Energy Holding Company Limited

Representing [    •    ] Ordinary Shares